        As filed with the Securities and Exchange Commission on January 29, 1997
                                                    Registration No. 33-71816-LA
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                      POST EFFECTIVE AMENDMENT NO. 4 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             BOARDWALK CASINO, INC.
                 (Name of small business issuer in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                      7011
            (Primary Standard Industrial Classification Code Number)

                                   88-0304201
                      (I.R.S. Employer Identification No.)

                                 ---------------

                         3750 LAS VEGAS BOULEVARD SOUTH
                             LAS VEGAS, NEVADA 89109
                                 (702) 735-2400
                   (Address and telephone number of principal
               executive offices and principal place of business)

                                 ---------------

                     JONES, JONES, CLOSE & BROWN, CHARTERED
                           3773 HOWARD HUGHES PARKWAY
                                THIRD FLOOR SOUTH
                             LAS VEGAS, NEVADA 89109
                                 (702) 734-2220
            (Name, address and telephone number of agent for service)

                                 ---------------

                        Copies of all communications to:

                            ANDREW N. BERNSTEIN, ESQ.
                            ANDREW N. BERNSTEIN, P.C.
                                5445 DTC PARKWAY
                                    SUITE 520
                        GREENWOOD VILLAGE, COLORADO 80111
                            TELEPHONE: (303) 770-7131
                            FACSIMILE: (303) 770-7332

-------------------------------------------------------------------------------

     Approximate date of proposed sale to the public:

     As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                               Proposed       Proposed
                                                               Maximum        Maximum
            Title of Each Class                                Offering      Aggregate       Amount of
            Of Securities to be              Amount to be      Price Per      Offering      Registration
               Registered                     Registered       Share (1)      Price (1)         Fee
---------------------------------------------------------------------------------------------------------
  Common Stock, $.001 par value per share    1,840,000(2)        $5.00       $ 9,200,000     $3,172.44
---------------------------------------------------------------------------------------------------------
  Redeemable Warrant to purchase one
   share of Common Stock ("Warrant")         3,680,000(3)        $0.10       $   368,000     $  126.90
---------------------------------------------------------------------------------------------------------
  Common Stock issuable upon exercise of
   the Warrants                              3,680,000(4)        $5.00       $18,400,000     $6,344.87
---------------------------------------------------------------------------------------------------------
  Representative's Option                      160,000(5)        $ .0006     $       100     $     .03
---------------------------------------------------------------------------------------------------------
  Common Stock issuable upon exercise of
   Representative's Option                     160,000(6)        $7.00       $ 1,120,000     $  386.21
---------------------------------------------------------------------------------------------------------
  Warrants issuable upon exercise of
   Representative's Option                     320,000(7)        $0.14       $    44,800      $  15.45
---------------------------------------------------------------------------------------------------------
  Common Stock issuable upon exercise of
   Warrants included in Representative's
   Option                                      320,000(8)        $5.00       $ 1,600,000      $ 551.73
---------------------------------------------------------------------------------------------------------
  Common Stock on behalf of Selling
   Security Holders                            425,000           $5.00       $ 2,125,000      $ 732.76
---------------------------------------------------------------------------------------------------------
  Warrants on behalf of Selling Security
   Holders                                     450,000(9)        $0.10       $    45,000      $  15.52
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
  Common Stock issuable upon exercise of the
   Warrants on behalf of Selling Security
   Holders                                     450,000(10)       $5.00       $ 2,250,000      $   775.87
---------------------------------------------------------------------------------------------------------
  Total                                              -               -       $35,152,900      $12,121.78
=========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Includes 240,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(3) Includes 480,000 Warrants which the Underwriters have the option to purchase to cover over-allotments, if any.

(4) Underlying shares of Common Stock issuable upon exercise of Warrants. This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Warrants by reason of anti-dilution provisions pursuant to Rule 416.

(5)  Representative's Option to be sold to the Representative.

(6) Underlying shares of Common Stock issuable upon exercise of Representative's Option. This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Representative's Option by reason of anti-dilution provisions pursuant to Rule 416.

(7) Underlying Warrants issuable upon exercise of Representative's Option. This Registration Statement also covers such additional number of Warrants as may become issuable upon exercise of the Representative's Option by reason of anti-dilution provisions pursuant to Rule 416.

(8) Underlying shares of Common Stock issuable upon exercise of Warrants included in Representative's Option. This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Warrants included in the Representative's Option by reason of anti-dilution provisions pursuant to Rule 416.

(9) This Registration Statement also covers such additional number of Warrants as may become issuable to the Selling Security Holders by reason of anti-dilution provisions pursuant to Rule 416.

(10) Underlying shares of Common Stock issuable upon exercise of Warrants included on behalf of the Selling Security Holders. This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Warrants registered on behalf of the Selling Security Holders by reason of anti-dilution provisions pursuant to Rule 416.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    3,587,000 COMMON STOCK PURCHASE WARRANTS
                                       AND
                 3,587,000 SHARES OF COMMON STOCK UPON EXERCISE
                      OF THE COMMON STOCK PURCHASE WARRANTS
                                       AND
                         254,000 SHARES OF COMMON STOCK

                             BOARDWALK CASINO, INC.

     As a part of the initial public offering of Boardwalk Casino, Inc. (the "Company") completed in February 1994, the Company registered with the Securities and Exchange Commission (the "Commission") and sold 1,840,000 shares of Common Stock, $.001 par value, of the Company (the "Common Stock") and 3,680,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). In addition, the Company registered 425,000 shares of Common Stock and 450,000 Warrants (and the 450,000 shares of Common Stock issuable upon exercise of the 450,000 Warrants) for possible sale from time to time on behalf of certain shareholders. Each Warrant entitles the holder thereof to purchase, at a price of $5.00, one share of Common Stock at any time until February 11, 1998. The Warrants are subject to redemption by the Company at $.001 per Warrant at any time on 60 days' prior written notice, provided that the closing bid quotation for the Common Stock on the Nasdaq Stock Market is at least $10.00 for twenty consecutive trading days ending three days prior to the notice of redemption. As of January 27, 1997, 3,587,000 Warrants were outstanding. See "Description of Securities."

     In addition to the foregoing 3,587,000 Warrants and 3,587,000 shares of Common Stock, this Prospectus may be used by certain shareholders in connection with their possible sale of up to 254,000 shares of Common Stock from time to time. The Company will not receive any proceeds from such sales. See "Selling Security Holders."

     No minimum number of Warrants must be exercised and all funds received by the Company upon exercise of the Warrants will be used for general corporate purposes.

     FOR INFORMATION CONCERNING CERTAIN RISKS RELATING TO THIS OFFERING, SEE "RISK FACTORS."

     The Common Stock and the Warrants are traded on the Nasdaq SmallCap Market under the symbols "BWLK" and "BWLKW," respectively. On January 24, 1997, the last sale prices for the Common Stock and the Warrants, respectively, were $5.50 per share and $1.88 per Warrant.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING CONTROL BOARD HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             BOARDWALK CASINO, INC.
                         3750 LAS VEGAS BOULEVARD SOUTH
                             LAS VEGAS, NEVADA 89109


                  The date of this Prospectus is _______, 1997.

                             ADDITIONAL INFORMATION

     With respect to the securities offered hereby, the Company has filed with the Commission a post-effective amendment to the Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"). For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference hereby is made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. Any interested party may inspect the Registration Statement and its exhibits, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of all or any portion of the Registration Statement and its exhibits at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, registration statements and other information filed electronically with the Commission.

     The Company is a reporting company subject to certain informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports and other information with the Commission. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. and at its regional offices set forth above, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, the Company's securities are listed on the Pacific Stock Exchange and such reports and other information concerning the Company can be inspected at such exchange.

     The Company furnishes its stockholders with annual reports containing financial statements audited by independent certified public accountants.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS AS OF THE DATE HEREOF UNLESS OTHERWISE INDICATED AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                   THE COMPANY

     Boardwalk Casino, Inc. (the "Company") is a Nevada corporation that owns and operates the Holiday Inn-Registered Trademark- Casino Boardwalk in Las Vegas, Nevada and leases the 1.07 acre shopping center next to the hotel-casino. The Holiday Inn-Registered Trademark- Casino Boardwalk is situated on a 7.8-acre site on the Las Vegas Strip between Flamingo Road and Tropicana Avenue. It includes 653 hotel rooms, approximately 33,000 square feet of casino space, a coffee shop, a full-service restaurant, a snack bar, an entertainment lounge, two bars, two outdoor swimming pools and 1,125 garage and surface parking spaces (including those spaces acquired with the shopping center lease). It also contains a small gift shop under lease to Holiday Gifts, Inc., a Nevada corporation owned by Avis P. Jansen, the Chairman of the Board of Directors and a principal shareholder of the Company. The Company has recently completed a substantial hotel and casino renovation and expansion program.

     Boardwalk Casino, Inc. was incorporated under the laws of the State of Nevada on July 27, 1993; Holiday Gifts, Inc. was incorporated under the laws of the State of Nevada on December 23, 1971. The Company's principal executive office is located at 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its telephone number is (702) 735-2400.

                                  THE OFFERING

Securities Offered by the Company. . . . .  3,587,000 Warrants and 3,587,000 shares underlying the Warrants.  Each Warrant is
                                            exercisable to purchase one share of Common
                                            Stock at any time until February 11, 1998 at
                                            a price of $5.00 and is redeemable by the
                                            Company at $.001 per Warrant under certain
                                            conditions.  See "Description of
                                            Securities."

Securities Offered by Selling Security
  Holders. . . . . . . . . . . . . . . . .  254,000 shares of Common Stock and 108,000
                                            Warrants (and the 108,000 shares of Common
                                            Stock issuable upon exercise of the 108,000
                                            Warrants).  See "Selling Security Holders."

Use of Proceeds. . . . . . . . . . . . . .  The Company will not receive any proceeds from the sale of securities by the Selling
                                            Security Holders.  All funds received by the
                                            Company upon the exercise of the Warrants
                                            will be used for general corporate purposes.

Common Stock Outstanding . . . . . . . . .  7,179,429 shares



                                      3


Nasdaq SmallCap Market Symbols
     Common Stock. . . . . . . . . . . . .  BWLK
     Warrants. . . . . . . . . . . . . . .  BWLKW

Pacific Stock Exchange Symbols
     Common Stock. . . . . . . . . . . . .  BWK
     Warrants. . . . . . . . . . . . . . .  BWKW


                                  RISK FACTORS

     For a discussion of certain risk factors affecting the Company, including government regulation and competition, see "Risk Factors."

                             --------------------

     Unless otherwise indicated, information in this Prospectus assumes no exercise of (i) the 3,587,000 Warrants, (ii) outstanding stock options to purchase up to 850,000 shares of Common Stock, (iii) the Representative's Option and (iv) outstanding common stock purchase warrants exercisable to purchase an aggregate of 2,183,692 shares of Common Stock.

                             --------------------

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Prospectus and other materials filed or to be filed by the Company with the Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

                                  RISK FACTORS

     The securities of the Company being offered by this Prospectus involve a high degree of risk. Prior to investing in the securities, prospective investors should consider carefully the following risks and other investment factors, together with other information in this Prospectus.

WORKING CAPITAL DEFICIT AND NET LOSSES

     At September 30, 1996, the Company's current liabilities exceeded its current assets by approximately $1,255,988. In addition, the Company has experienced net losses for the fiscal year ended September 30, 1996 and 1995 of $4,413,794 and $5,336,826, respectively. See "Management's Discussion and Analysis or Plan of Operation."

     As of September 24, 1996, the Company entered into a private financing with Diversified Opportunities Group Ltd., a company controlled by Jacobs Entertainment Ltd. ("Diversified"), pursuant to which: (i) the Company issued and sold to Diversified 571,429 shares of Common Stock at a price of $7.00 per share for a total purchase price of $4 million; (ii) the Company issued and sold to Diversified a convertible subordinated note in the principal amount of $5 million. The note provides for a variable interest rate of LIBOR plus 2% and interest thereon is payable on a quarterly basis. The principal of the note is due and payable in September 1998. Subject to approval of the Nevada Gaming Authorities, the note is convertible into shares of Common Stock at a conversion price of $7.50 per share; and (iii) Diversified purchased an additional 500,000 shares of Common Stock privately from The Jansen Trust. The proceeds of the debt and equity transactions were applied by the Company to retire certain short-term indebtedness and to enhance its working capital. See "Business - Private Financing with Diversified Opportunities Group Ltd."

COMPETITION

     There is intense competition among companies in the gaming industry, many of which have significantly greater financial resources than the Company. The Holiday Inn-Registered Trademark- Casino Boardwalk faces competition from all other casinos and hotels in the Las Vegas area. Hotel room inventory in Las Vegas has expanded significantly in the recent past, further increasing competition. Indirectly and to a lesser extent, the Company's operations compete generally with gaming operations in other parts of the State of Nevada, such as Reno, Laughlin and Lake Tahoe, with facilities in Atlantic City, New Jersey and other parts of the world and with state-sponsored lotteries, on-and off-track wagering, card parlors, riverboat and Native American gaming ventures and other forms of legalized gambling. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. Legalized casino gaming in other states and on Native American reservations represents additional competition to the Company and could adversely affect the Company's operations, particularly if such gaming were to occur in areas close to the Company's operations. See "Competition."

INDEBTEDNESS AND ABILITY TO SERVICE DEBT

     As a result of its private placement of $40 Million First Mortgage Notes in April 1995 (the "First Mortgage Notes") and $5 Million Convertible Subordinated
Note in September 1996 (collectively, the "Notes"), the Company's level of indebtedness could have important consequences to holders of the Common Stock, including the following: (i) if the Company is unable to sustain its current level of operations or if the Company suffers adverse operating results, the Company could prove unable to service such level of indebtedness; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of principal and interest on its indebtedness and would not be available for other purposes;
(iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited; and
(iv) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in the gaming industry. See "Business
- $40 Million First Mortgage Notes Offering" and "Business - Private
Financing with Diversified Opportunities Group Ltd."

     Based upon the Company's current level of operations and anticipated growth as a result of its business strategy, the Company expects that cash flow from operations and additional financings in the future will be sufficient to enable the Company to satisfy its anticipated requirements for operating expenses, capital expenditures and financing activities, excluding interest and principal payments on the Notes. If the Company is unable to satisfy such requirements from these sources, the Company could be required to adopt one or more alternatives, such as reducing or delaying capital expenditures, refinancing or restructuring its indebtedness, selling material assets or operations or seeking additional capital contributions. There can be no assurance that any of such actions could be effected on satisfactory terms that would enable the Company to continue to satisfy the Company's capital requirements or that would be permitted under the terms of the Indenture or any other debt instruments to which the Company may then be subject. See "Management's Discussion and Analysis or Plan of Operation" and Note 3 to the Financial Statements.

SINGLE SOURCE OF REVENUE

     The Company is currently dependent upon the results of its single gaming casino and is consequently subject to greater risks, including risks related to natural disasters and local competitive conditions, than a more geographically diversified casino operation.

REGULATORY RESTRICTIONS UPON REMEDIES

     In the event of a foreclosure sale of the Company's casino under the deed of trust granted by the Company, Nevada gaming laws and regulations will require the purchaser or operator of the casino to be licensed under such laws and regulations, and if the trustee is unable, or chooses not, to sell the casino, the trustee would be required to retain an entity licensed under the Nevada gaming laws and regulations to conduct gaming operations at the casino. These licensing requirements of the Nevada Gaming Authorities may limit the number of potential bidders for the casino and may delay the sale thereof, either of which could adversely affect the sales price of the casino in the event of a foreclosure.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S FIRST MORTGAGE NOTES

     The terms of the Indenture governing the First Mortgage Notes include significant restrictive financial and operating covenants. The ability of the Company to make payments of principal and interest on its indebtedness and to comply with the restrictive covenants is dependent upon its future business performance, which is subject to financial, economic, competitive, regulatory and other factors, many of which are beyond the Company's control. Failure to comply with such covenants could lead to an acceleration of such indebtedness. In such a case, there can be no assurance that the Company would have sufficient resources to repay the principal and interest on the First Mortgage Notes. In addition, the First Mortgage Notes are secured by, among other things, a first mortgage on the casino and hotel and related assets. If an Event of Default (as defined) occurs with respect to the First Mortgage Notes, there can be no assurance that the liquidation of the collateral securing the First
Mortgage Notes would produce proceeds in an amount sufficient to pay the principal of or accrued interest on the First Mortgage Notes.

ADDITIONAL FINANCING

     Future expansion of the Company's gaming activities may require substantial amounts of capital. However, the availability of additional financing may affect the Company's ability to further expand its current facilities. There can be no assurance that funds for such expansions, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to the Company. See "Management's Discussion and Analysis or Plan of Operation" and Note 3 to the Financial Statements.

GENERAL ECONOMIC RISKS

     The Company's current and future business plan is dependent, in large part, on the state of the gaming industry. Adverse changes in general and local economic conditions may adversely impact investments in gaming enterprises. These conditions and other factors beyond the Company's control include: (i) the ability of the Company to operate the casino; (ii) competition from other hospitality and entertainment properties; (iii) changes in regional and local population and disposable income composition; (iv) the need for renovations, refurbishment and improvements; (v) unanticipated increases in operating costs;
(vi) changes in federal, state, local and Indian tribal laws, rules and regulations; (vii) legal restrictions as to the use of signs, billboards and other forms of road sign advertising typically utilized in marketing gaming operations; (viii) restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations;
(ix) the inability to secure property and liability insurance to fully protect against all losses, or to obtain such insurance at reasonable costs; (x) the exercise of the power of eminent domain; (xi) seasonality; (xii) changes or cancellation in local tourist, athletic or cultural events; and (xiii) changes in travel patterns or preferences, among other factors.

GAMING REGULATION

     The ownership and operation of a gaming casino is subject to extensive federal, state and local regulations. The State of Nevada and the applicable local authorities require various licenses, permits and approvals to be held by the Company. The Nevada Gaming Commission may, among other things, revoke the license of any entity licensed as a gaming corporation or the registration of any entity registered as a holding company of a gaming corporation and may also revoke the license of any individual licensed as an officer, director, control person or stockholder of a licensed or registered entity. To date, the Company has obtained all government licenses, permits and approvals necessary for the operation of its gaming activities, including the licensing of all stockholders, officers, directors and employees for whom licensing is required, and the Company intends to apply for any licenses and approvals that may be required in the future. However, gaming licenses and related approvals are deemed to be privileges under Nevada law, and no assurances can be given that any new licenses, permits or approvals that may be required in the future will be given or that existing ones will not be revoked. Denial or revocation of any such license in the future could (and revocation of the Company's license would) have a material adverse effect on the Company.

     The Company may not make a public offering of its securities without the approval of the Nevada Gaming Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or retire or extend obligations incurred for such purposes. Such approval, if given, will not constitute a recommendation or approval of the investment merits of the securities. The Company has obtained such approval of this Offering.

     Any beneficial holder of the securities (including the Warrants) of the Company may be subject to investigation by the Nevada Gaming Commission if the Nevada Gaming Commission has reason to believe that such ownership may be inconsistent with the State's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of the Common Stock may be subject to certain reporting and qualification procedures established by Nevada law and the regulations of the Nevada Gaming Commission. In addition, changes in control of the Company may not occur without the prior approval of the Nevada Gaming Commission. See "Regulation and Licensing."

CONTROL BY PRINCIPAL STOCKHOLDER

     Avis P. Jansen, the Chairman of the Board of Directors of the Company, beneficially owns approximately 38.3% of the outstanding shares of Common Stock. As a result, she will likely be able to control the affairs of the Company, including the election of directors and, except as otherwise provided by law, other matters submitted to a vote of stockholders, including a merger, consolidation or sale of the Common Stock, and other matters regarding the Company. See "Principal Stockholders."

POSSIBLE EFFECTS OF CERTAIN ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The Company's Articles of Incorporation and Bylaws contain provisions that may discourage acquisition bids for the Company. The Company has substantial authorized but unissued capital stock available for issuance. The Company's Articles of Incorporation contain provisions which authorize the Board of Directors, without the consent of stockholders, to issue additional shares of Common Stock and issue shares of Preferred Stock in series, including establishment of the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock. Additionally, the Company's Bylaws grant authority to the Board to amend the Company's Bylaws and empower the Board to increase or decrease the number of directors and specify that directors will generally hold office until the next annual meeting of stockholders. These provisions may have the effect, either alone or in combination with each other, of (i) limiting the price that certain investors might be willing to pay in the future for the Common Stock or the Warrants, (ii) delaying, deferring or otherwise discouraging an acquisition or change in control of the Company deemed undesirable by the Board of Directors or
(iii) adversely affecting the voting power of stockholders who own Common Stock. See "Description of Securities."

SHARES ELIGIBLE FOR FUTURE SALE

     Excluding the 753,840 shares of Common Stock recently acquired by Diversified, all of the Company's issued and outstanding shares of Common Stock have either been registered for resale or issued pursuant to a registration statement or have been held for over three years and are, therefore, currently available for immediate sale, subject to compliance with Rule 144 by executive officers and directors of the Company. In addition, the Company has granted Diversified certain demand registration rights covering its 753,840 shares of Common Stock. Any future sales of substantial amounts of Common Stock in the open market or the availability of such shares could adversely affect the market for the Common Stock. See "Shares Eligible For Future Sale" and "Selling Security Holders."

ABSENCE OF CASH DIVIDENDS

     The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial condition of the Company. See "Dividend Policy."

RISK OF REDEMPTION OF WARRANTS

     The Company may redeem the Warrants for $0.001 per Warrant at any time after the closing bid quotation of the Common Stock on the Nasdaq Stock Market shall have been at least $10.00 for 20 consecutive trading days ending three days prior to the notice of redemption. Notice of redemption of the Warrants could cause the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be less than the market value of the Warrants at the time of the redemption. See "Description of Securities."

INVESTORS MAY BE UNABLE TO EXERCISE WARRANTS

     For the life of the Warrants, the Company will attempt to maintain a current effective registration statement with the Commission relating to the shares of Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement because the costs render it uneconomical, or because the value of the shares of Common Stock underlying the Warrants is less than the exercise price, or any number of other reasons, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. A purchaser of the Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Warrants are not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Warrants for sale in all of the states in which the Warrant holders reside, the Company would not permit such Warrants to be exercised and Warrant holders in those states may have no choice but to either sell their Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not the Common Stock may be issued upon the exercise of Warrants by a Warrant holder in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company.


                                 USE OF PROCEEDS

     The Company presently anticipates that the proceeds from the exercise of the Warrants will be applied and allocated to the working capital of the Company for general corporate purposes. Pending such uses, the Company may invest the net proceeds in short-term investment grade interest-bearing securities.

                                 DIVIDEND POLICY

     The Company has not paid any dividends on its Common Stock and does not presently anticipate paying dividends in the foreseeable future. The Company currently intends to retain all of its earnings from operations for use in expanding and developing its business. Any future decision as to the payment of dividends will be at the discretion of the Company's Board of Directors and will depend upon the Company's earnings, financial position, capital requirements and such other factors as the Board of Directors deems relevant. Further, the Indenture between the Company as Issuer and Shawmut Bank,

N.A. as Trustee for $40,000,000 16.5% First Mortgage Notes Due March 31, 2005, Dated as of April 7, 1995 and the note issued to Diversified Opportunities Group Ltd. contain significant limitations on the Company's ability to pay dividends on its capital stock.

                           PRICE RANGE OF COMMON STOCK

     The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "BWLK" and on the Pacific Stock Exchange under the symbol "BWK". For the past two fiscal years, the high and low bid prices of the Common Stock as reported to the Company by the National Association of Securities Dealers, Inc. were as follows:

     FYE 1996 QUARTER ENDED:  HIGH      LOW

     December 31, 1995        6 5/8     5 1/4
     March 31, 1996           8 1/2     5 3/4
     June 30, 1996            8 9/16    7 1/2
     September 30, 1996       6 5/8     5 3/4

     FYE 1995 QUARTER ENDED:  HIGH      LOW

     December 31, 1994        6         5 1/4
     March 31, 1995           5 5/8     5 1/4
     June 30, 1995            8 5/8     7 1/2
     September 30, 1995       8 5/8     7 3/8


     The over-the-counter quotations set forth herein reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     The Warrants are traded in the over-the-counter market and are quoted on the Nasdaq SmallCap Market under the symbol "BWLKW" and on the Pacific Stock Exchange under the symbol "BWKW."

     On January 24, 1997, the last sale price of the Common Stock as reported by Nasdaq was $5.50 per share. As of January 27, 1997, there were at least 1,900 record and beneficial holders of the Common Stock.

MANAGEMENT'S  DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

GENERAL

     Boardwalk Casino, Inc. ("BCI" or the "Company") was formed in July 1993 for the purpose of operating a casino and a hotel in Las Vegas, Nevada. See "Notes to Financial Statements".


                                            YEAR ENDED     YEAR ENDED
                                           SEPTEMBER 30,  SEPTEMBER 30,
                                               1996           1995
                                           -------------  -------------
REVENUES:
  Casino...............................     $16,897,527    $ 2,128,345
  Rooms................................       7,224,324      2,824,534
  Food and beverage....................       4,031,278      1,513,466
  Other................................         837,895        138,607
                                            -----------    -----------
    Gross revenues.....................      28,991,024      6,604,952
  Promotional allowances...............      (1,079,467)      (280,502)
                                            -----------    -----------
                                             27,911,557      6,324,450
COSTS AND EXPENSES:
  Casino...............................      10,787,868      2,415,562
  Rooms................................       3,460,334      1,675,696
  Food and beverage....................       4,168,259      1,745,572
  Other................................         173,138         64,032
  Selling, general and administrative..       5,174,502      2,209,374
  Depreciation and amortization........       2,525,044        840,168
                                            -----------    -----------
                                             26,289,145      8,950,404
                                            -----------    -----------

Income (loss) from operations..........       1,622,412     (2,625,954)
                                            -----------    -----------

OTHER (INCOME) EXPENSE:
  Interest income......................        (395,416)      (653,740)
  Interest expense.....................       7,874,115      3,463,556
  Interest capitalized.................      (1,442,493)    (1,243,558)
  Loss on disposal of fixed assets.....               -      1,100,585
                                            -----------    -----------
                                              6,036,206      2,666,843
                                            -----------    -----------
Income (loss) before income taxes &
  extraordinary item...................     $(4,413,794)   $(5,292,797)
                                            -----------    -----------
                                            -----------    -----------

RESULTS OF OPERATIONS

     The Company is engaged in a three-phase project to expand and renovate the former existing hotel and casino facilities (the "Expansion"). Phase one of the Expansion was completed in May 1994 which was the renovation of the original 202 existing hotel rooms.

     Phase two of the Expansion was completed in September 1995 with the completion of a new casino facility that increased floor space from 15,000 square feet to 33,000 square feet.

     The third phase of the Expansion consisted of development and construction of a new 16-story (451 room) hotel tower, the completion of the 27,000 square foot buffet and meeting rooms on the second floor of the casino, the completion of 4,500 square feet of meeting room space on the first floor of the tower, entertainment lounge and the construction of two parking garages as more fully described below.

     The hotel tower was opened in stages under a temporary certificate of occupancy permit with an additional 128 rooms on February 23, 1996 added to the existing 202 rooms. Additional rooms were added every few weeks through May 3, 1996 totaling 642 rooms. The remaining 16th floor, comprised of 11 suites, was available for occupancy by late July 1996.

     On December 22, 1995, the first of two parking garages, consisting of 550 spaces, was available for complete use. The second garage, consisting of 440 spaces, was available for complete use on May 3, 1996.

     On November 28, 1995, the 105 seat Lighthouse Lounge opened starring "The Unknown Comic" and additional entertainment throughout the year.

     Phase three of the Expansion was substantially completed, excluding the buffet and meeting rooms on the first and second floors, which are currently under construction. Of the total estimated cost to complete the buffet and meeting rooms, the Company has expended approximately $4,171,000 as of September 30, 1996, leaving an unexpended balance of approximately $3,600,000. The balance of the construction will be financed using existing cash, operating cash flow and cash available from other sources as more fully described in "Liquidity and Capital Resources."

YEAR ENDED SEPTEMBER 30, 1996 COMPARED WITH YEAR ENDED SEPTEMBER 30, 1995

     The results of operations for the year ended September 30, 1996 reflect the revenues and costs associated with the new casino facility open for the entire year and the additional 451 rooms for approximately one half of the year.
The Company incurred a net loss in the year ended September 30, 1996 of $4,413,794 compared to a net loss of $5,336,826 in the prior year, a decrease in the net loss of $923,032 (17.3%). The decrease in loss was attributable to a $4,248,366 (161.8%) increase in income from operations, to an operating profit of $1,622,412 in 1996 from an operating loss of $2,625,954 in 1995 which was offset by an increase in net other expenses and income of $3,369,363.

     Net revenues at BCI increased $21,587,107 (341.3%), to $27,911,557 in 1996 from $6,324,450 in 1995. The increase in revenues for fiscal 1996 was attributable to the following: (i) an increase of $14,769,182 in casino revenues due to the opening of the new casino which included the opening of a new race and sports book, (ii) $4,399,790 in additional room revenue due to the completion during the year of the new hotel tower, (iii) an increase in food and beverage revenues of $2,517,812 due to increased facilities and a greater number of patrons, (iv) an increase in other revenues by $699,288 and (v) offset by the increase in promotional allowances of $798,965. Operating expenses, including depreciation and amortization, increased $17,338,741 (193.7%) to $26,289,145 in 1996 from $8,950,404 in the prior year. The increase in operating expenses was due primarily to the addition of a new casino facility and start-up and increased operating costs of the new hotel tower.

CASINO OPERATIONS

     For fiscal 1996, casino revenues increased $14,769,182 or 693.9% to $16,897,527. The increase is attributable to (i) a $7,164,793 increase in revenue from the race and sports books to $7,150,487 in fiscal 1996 from a loss of $14,306 for the same period in 1995, (ii) a $5,662,847 increase in slot machine revenues to $7,401,869 in fiscal 1996 from $1,739,022 for the same period in 1995 and (iii) a $1,941,542 increase in revenue from table games to $2,345,171 in fiscal 1996 from $403,629 for the same period in 1995.

     Casino expenses increased $8,372,306 (346.6%) to $10,787,868 for fiscal year 1996 from $2,415,562 for the same period of 1995. The increase in casino expenses was due to: (i) a new race and sports department which was open for the entire year with $4,675,063 in additional expense, (ii) the increased number of table games resulted in increased wages, benefits and taxes of $1,085,504, (iii) the additional slot machines and table games increased gaming taxes and participation expenses by $1,157,659 (iv) the cost of providing complimentary services increased $663,935, (v) the number of casino and cage personnel was increased to service the additional slot machine patrons at an additional cost of $469,181 and (vi) a new promotions department was added at a cost of $228,423.

ROOM OPERATIONS

     Room revenues increased $4,399,790, or 155.8%, to $7,224,324 for fiscal 1996 from $2,824,534 for the comparable 1995 period. The increase in room revenues reflects an increase in room nights sold by 77,431, or 176.2%, to 121,386 for fiscal 1996 from 43,955 for the comparable 1995 period. This increase was partially offset by a decrease in the average daily room rate by $4.74 to $59.52 for fiscal 1996 from $64.26 for the same period of 1995. Fiscal year 1996 had an additional 85,438 room nights available for rental compared to fiscal year 1995. These additional rooms available during 1996 over 1995 was due to the hotel tower opening in stages with the first 128 additional rooms on February 23, 1996 which added to the existing 202 rooms. Additional rooms were added every few weeks through May 3, 1996 bringing the total to 642 rooms. The 16th floor, which is comprised of 11 suites, was available for occupancy by late July 1996. During the year the Company had retained a professional sales department which had opened several corporate accounts, including a national airline for its flight crews. Despite the 85,438 additional room nights available, the hotel occupancy percentage increased 27.3% to 76.4% for the fiscal year 1996 compared to 60% for fiscal 1995.

     Rooms expense increased $1,784,638, or 106.5%, for fiscal 1996 to $3,460,334 from $1,675,696 for the same period in 1995. This increase is primarily attributable to (i) an increase in personnel to service the new hotel tower at a cost of $1,141,238, (ii) additional franchise fees and travel agent commissions on the additional revenues totaled $433,574, (iii) additional linen, laundry and room supplies totaled $221,688 and (iv) and additional credit card fees, uniforms, 800 phone lines and maintenance and repair costs.

FOOD AND BEVERAGE OPERATIONS

     Food and beverage revenues increased by $2,517,812 (166.4%), to $4,031,278 for fiscal 1996 from $1,513,466 for the comparable 1995 period. The increase is primarily a result of the new casino facility which had a full year of operations during fiscal 1996, as well as the opening of the new hotel tower which had approximately six months of operations during fiscal 1996.

     Food and beverage expenses increased $2,422,687 (138.8%), to $4,168,259 for fiscal 1996 from $1,745,572 for 1995 reflecting increases in food and beverage costs associated with the increased sales.

Food and beverage expenses as a percentage of gross food and beverage revenues decreased to 103.4% for fiscal 1996 from 115.3% for fiscal year 1995. This decrease is a result of increased casino promotional activity with an increase in food and beverage served on a complimentary basis, which food and beverage costs are included in casino expense.

OTHER OPERATING REVENUES AND EXPENSES

     Other revenues increased by $699,288 (504.5%) to $837,895 for fiscal 1996 compared to $138,607 for 1995. The increase was attributable to (i) an increase of $238,285 in rental income due to the new retail facilities, (ii) an increase of $226,894 in telephone and movie revenues and (iii) the balance of the increased revenues from arcade and vending facilities.

     The other costs increased $109,106 (170.4%) to $173,138 in fiscal 1996 compared to $64,032 in fiscal 1995. The increase is due primarily to the additional costs of long-distance service and increased cost of movies purchased.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization totaled $2,525,044 in 1996, reflecting a $1,684,876 (200.5%) increase over the 1995 amount of $840,168. The increase was due to the following: (i) a new casino facility was opened in September 1995 at a cost of $10,897,881, (ii) a new hotel tower was placed in service May 1996 at a cost of $19,893,988, (iii) two new parking facilities were completed during the fiscal year at a cost of $6,268,874, (iv) a central plant was completed September 1995 at a cost of $1,825,842 and (v) additional gaming devices and casino equipment at a cost of $3,321,176 were placed in service starting in September 1995 through fiscal year 1996.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses increased $2,965,128 (134.2%) to $5,174,502 in 1996 from $2,209,374 in 1995. The increase in administrative expenses were due to (i) increase in administrative staffing costs of $1,551,137, (ii) utilities increased $535,604, (iii) facility maintenance and operating costs increased $335,991, (iv) advertising expenses increased $195,007 and (v) business insurance increased $152,506 due to the increased facilities.

OTHER (INCOME) EXPENSE AND EXTRAORDINARY ITEM

     In 1996, the Company received $395,416 in interest income as compared to $653,740 in 1995. The $258,324 (39.5%) decrease is attributable to the lower invested balance of marketable securities in the 1996 period.

     Interest expense increased to $7,874,115 in 1996 from $3,463,556 in 1995 (an increase of $4,410,559 or 127.3%). The increase was the result of additional borrowing and a full year of interest expense on the BCI Notes in 1996 compared to approximately six months of interest cost on the BCI Notes in 1995. Approximately $1,442,493 of interest was capitalized in 1996 in connection with the Expansion compared to $1,243,558 of interest that was capitalized in 1995.

     During 1995 as part of the Expansion, the Company disposed of certain property and equipment resulting in a loss on disposal of fixed assets of approximately $1,101,000.

     The Company extinguished certain indebtedness during 1995, resulting in a net extraordinary loss on early extinguishment of $44,029, comprised of (i) a loss on the extinguishment of the Company's

12% promissory notes due August 1995, of $64,153; (ii) a loss on indebtedness repaid with the proceeds of the BCI Notes of $60,827; and (iii) a gain on the early settlement of a capital lease obligation in the amount of $80,951.

LIQUIDITY AND CAPITAL RESOURCES

     In June of 1996, the Company completed a private placement equity offering in which it sold 15 units (each unit consisting of 10,000 shares of common stock and 5,000 warrants). The private placement generated net proceeds of $956,250.

     In September 1996, the Company executed a $5,000,000 subordinated, convertible promissory note. Interest is payable quarterly at the applicable Eurodollar rate plus 2% with principal due September 23, 1998 if not converted by the noteholder. Prior to payment in full by the Company and subject to regulatory approval, the noteholder may convert the unpaid principal balance of the note into common shares of the Company. The number of shares into which the note may be converted shall be determined by dividing the unpaid principal balance by $7.50.

     In September 1996, the Company completed a private placement offering of 571,429 shares of its common stock at a selling price of $7.00 per share. The Company received net proceeds of $3,735,195 for the stock, after deducting offering expenses.

     The net loss for fiscal 1996 of $4,414,000 and the reduction of construction related accounts payable resulted in a negative cash flow of approximately $2,728,000 from operating activities. Although the net loss for the year ended September 30, 1995 was $5,337,000, the Company had generated a positive cash flow of approximately $500,000, which was due to the accruing of interest payable on September 30, 1995 of $2,599,668 on the $40,000,000 private placement, which was subsequently paid during fiscal year 1996.

     Investing activities for fiscal 1996 used approximately $3,425,000, which was comprised of approximately $21,210,000 expended for the construction and furnishing of a 16-story 451 room hotel tower and the second parking garage and restricted cash of approximately $18,000,000 was used to meet the expansion obligations.

     Financing activities provided approximately $14,641,000 from additional borrowings as well as the issuance of common stock and the exercise of warrants during the year. Such proceeds were offset by $7,366,000 of principal payments on long-term debt notes payable and capital leases during fiscal 1996.

     The Company had unrestricted cash assets of $4,772,549 (7.6% of total assets) at September 30, 1996 compared to $3,650,236 (6.3% of total assets) at September 30, 1995. The ratio of current assets to current liabilities was
 .82 to 1 at September 30, 1996 and .52 to 1 September 30, 1995.

     With the completion of the new hotel tower and expanded casino, restaurant, buffet and meeting rooms opened and the presence of its neighbors (Monte Carlo - June 21, 1996 and New York, New York, - January 3, 1997), management expects to generate cash flows from operations to improve on its working capital position in fiscal 1997.

     The Company has also arranged for up to $4,000,000 of available working capital borrowings which has been made available by a director and a group of other private investors who have provided other short-term financing to the Company in the past. Such uncollateralized borrowings are available to the Company on an as-needed basis through December 31, 1997 on terms substantially similar to those which had been available to the Company during 1996.

     Management believes that the combination of expected cash flows from operations in 1997, and the proceeds from the private placement transactions are sufficient to meet the Company's obligations as they become due during fiscal 1997. The outstanding warrants to purchase common stock at September 30, 1996 also represent a potential significant source of capital to the Company, although management cannot control or accurately predict the timing of proceeds fro m the exercise of warrants.

                                    BUSINESS

GENERAL

     Boardwalk Casino, Inc. (the "Company") is a Nevada corporation that owns and operates the Holiday Inn-Registered Trademark- Casino Boardwalk in Las Vegas, Nevada and leases the 1.07 acre shopping center next to the hotel-casino. The Holiday Inn-Registered Trademark- Casino Boardwalk is situated on a 7.8-acre site on the Las Vegas Strip between Flamingo Road and Tropicana Avenue. It includes 653 hotel rooms, approximately 33,000 square feet of casino space, a coffee shop, a full-service restaurant, a snack bar, an entertainment lounge, two bars, two outdoor swimming pools and 1,125 garage and surface parking spaces (including those spaces acquired with the shopping center lease). It also contains a small gift shop under lease to Holiday Gifts, Inc., a Nevada corporation owned by Avis P. Jansen, the Chairman of the Board of Directors and a principal shareholder of the Company. The Company has recently completed a substantial hotel and casino renovation and expansion program.

     Boardwalk Casino, Inc. was incorporated under the laws of the State of Nevada on July 27, 1993; Holiday Gifts, Inc. was incorporated under the laws of the State of Nevada on December 23, 1971. The Company's principal executive office is located at 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its telephone number is (702) 735-2400.

LOCATION

     The Holiday Inn-Registered Trademark- Casino Boardwalk is strategically located to take advantage of the development and construction of adjacent mega-hotel/casino projects. Las Vegas Boulevard, more commonly known as "The Strip," is currently the center of gambling activity in Las Vegas. There are other concentrations of casinos located in downtown Las Vegas and suburban locations. The Las Vegas Strip has the highest concentration of casino space and hotel rooms in Southern Nevada and it is the location of substantially all of the premier Las Vegas hotels.

     The Company believes that its highly visible and accessible location is an important factor in attracting visitors as gaming customers.

BACKGROUND

     Holiday Gifts, Inc. ("HGI") began gaming operations in 1977 under the trade name "The Slot Joyn't" when it was granted a restricted Nevada gaming license for 15 slot machines. In 1980, HGI was granted a nonrestricted Nevada gaming license and expanded its operations at The Slot Joyn't to 35 slot machines. In 1985, VC, Ltd., Limited Partnership, an affiliated limited partnership of which HGI was the general partner, acquired the adjacent Holiday Inn property and began operating it under the trade name "Viscount Hotel." Thereafter, HGI constructed a physical connection between the hotel and casino and, in 1989, changed the trade name of the combined businesses to the Boardwalk Hotel & Casino. In September 1995, the Company substantially completed a renovation of the casino by expanding the casino floor space by 18,000 square feet and remodeling the front facade of the property. In May 1996, the Company substantially completed the development and construction of a new 16-story 451-room hotel tower on its property in addition to the existing four- and six-story towers. As a result of these expansions and other incremental additions, the Holiday Inn-Registered Trademark- Casino Boardwalk currently consists of a 653-room hotel and a casino of approximately 33,000 square feet with 647 slot machines, 20 table games and a full-service race and sports book.

BUSINESS STRATEGY

     Management believes that the following key principles have been and will continue to be integral to its success as a gaming operator:

  TARGETED CUSTOMER BASE

     The Company's business strategy emphasizes attracting and retaining customers from two primary market segments, tourism and local patronage. As the Company's property has developed by the increase of its room base from 202 rooms to 653 rooms and the completion of its boardwalk exterior facade, the Company has focused its emphasis on marketing a larger room base and capturing the added traffic generated by the development of the mega resorts surrounding the Boardwalk Casino. The Boardwalk Casino is disproportionately large in relation to its room count, thus allowing for the increase in pedestrian traffic generated by the room base of surrounding mega resorts and new mega resorts under construction. The Company believes that its visitor patrons are discerning customers who enjoy the Company's hotel and casino as an alternate to the larger surrounding attractions on the Las Vegas Strip.

  FOCUS ON REPEAT CUSTOMERS

     Generating customer satisfaction and loyalty is a critical component of the Company's business strategy. The Company attracts customers from both the tourist and local markets by offering significant value in its dining experiences and its promotional programs. The Company markets its rooms through the Holiday Inn reservation system and its internal group tour, meeting and travel department. The Company believes the local market is primarily influenced by the actual value of its food operations coupled with specific promotions. Although perceived value attracts customers to the Holiday Inn-Registered Trademark- Casino Boardwalk initially, actual value generates customer loyalty and satisfaction. Management believes that actual value becomes apparent during the customer's visit through an enjoyable and high quality entertainment experience.

  AFFORDABLE QUALITY

     Because the Company targets the frequent repeat customer, management is committed to providing a quality entertainment experience for its customers at an affordable price. Dining is a primary motivation for a majority of all casino visits by both tourists and local residents, and management believes that the value offered by the Company's restaurants, deli, ice cream parlor and snack bar is a major factor in attracting its customers. The Company offers generous portions of high quality food at reasonable prices. In addition, the Company provides a high level of value to its hotel guests by offering moderately priced rooms which are well-appointed relative to comparably priced Las Vegas hotels. Management believes that providing affordable quality to customers contributes significantly to casino patronage.

  STRATEGIC LOCATION

     Management believes that the location of the Holiday Inn-Registered Trademark- Casino Boardwalk provides the Company with a significant competitive edge. With 436 feet of frontage on The Strip, the Company is able to offer inviting opportunities for the pedestrian traffic generated by the surrounding mega resorts. The July 1996 opening of the 3,000-room Monte Carlo Hotel and Casino immediately south of the Company and the Country Star restaurant to its north have significantly increased the pedestrian traffic on the boardwalk. The 2,200-room New York-New York Hotel and Casino and the 2,000-room addition to the Luxor Hotel and Casino are also expected to improve pedestrian traffic.

  EMPHASIS ON SLOT PLAY

     An integral part of the Company's business strategy is an emphasis on slot machine play. The Company's target market consists of frequent gaming patrons who seek not only a friendly atmosphere and convenience, but also higher-than-average payout rates. Accordingly, the Company's slot machine play provides players with payout rates that are higher than the Las Vegas Strip average payout rates.

EXPANSION MASTER PLAN

     Currently, the Holiday Inn-Registered Trademark- Casino Boardwalk consists of a 33,000 square feet casino and a hotel containing a total of 653 rooms within a four-story, a six-story and a 16-story building located on the property site. The Company's master expansion plan for the Holiday Inn-Registered Trademark- Casino Boardwalk consisted of three phases: (i) the renovation and refurbishment of the original hotel rooms, which was completed in May 1994, (ii) the expansion of the casino, which was substantially completed in September 1995, and (iii) the development and construction of a 16-story, 451-room hotel tower, a parking garage and surface parking (accommodating 1,125 cars) and the completion of the 27,000 square foot second floor of the casino. The development and construction of the 16-story, 451-room hotel tower was substantially completed in May 1996. The Company anticipates that the development and construction of the 27,000 square foot second floor of the casino should be completed by April 1997.

     The Company has expanded the casino floor space from 15,000 square feet to 33,000 square feet and increased the number of slot machines from 212 to 647 and the number of table games from six to 20. In addition, the casino also features a full-service race and sports book. As part of the casino expansion project, the Company relocated and increased the seating capacities of its restaurant and its new coffee shop. Management believes that this expansion was necessary to respond to its expanding customer base and target markets.

     As part of its expansion master plan, the Company remodeled the front facade of the Holiday Inn-Registered Trademark- Casino Boardwalk to present a "Coney Island Amusement Park" theme conforming to the historical character and general architecture of Coney Island, New York's famous amusement park. The casino has been combined with the new construction, creating a new exterior with 436 feet of horizontal frontage and an estimated height of 53 feet. The "boardwalk" consists of amusement games and specialty food and/or gift shops. New state-of-the-art outdoor signage has completed the design renovation and casino expansion.

     The boardwalk consists of a total of 6,000 square feet of retail space, including shops, amusement games and food services. Each of the shops along the boardwalk offers access into the casino. The facade features a full-size model roller coaster rising 90 feet above the boardwalk. A rotating ferris wheel, complete with mannequins, is in place on the facade above the boardwalk, as is a parachute drop with mannequins. The facade features the Company's logo, Jocko the Clown, whose face stands approximately 45 feet high and whose likeness is reproduced on certain of the retail merchandise which is sold by the Company's retail shops.

     In May 1996, the Company substantially completed the development and construction of a new 16-story 451-room hotel tower on its property in addition to the existing four- and six-story towers. The new 27,000 square foot second level of the existing casino is currently under construction and will provide a large buffet area and additional meeting rooms. This new second floor will also provide a walkway to the parking garage.

     On December 16, 1993, the Company entered into a license agreement with Holiday Inns Franchising, Inc. to operate a "Holiday Inn-Registered Trademark-" hotel at its location. The agreement, as amended, required the Company to perform certain construction and renovation work and to open 200 rooms as a Holiday Inn by May 1, 1994 and a minimum of 300 additional rooms as a Holiday Inn by April 1, 1996. Thereafter, the Company may open a maximum of 1,000 rooms as a Holiday Inn by October 1, 1998. The agreement provides that the Company will pay (i) a monthly royalty of 5% of the gross rooms revenues; (ii) a "marketing contribution" of 1.5% of the gross rooms revenues; (iii) a "reservation contribution" of 1.0% of the gross rooms revenues; and (iv) a monthly Holidex fee of $6.43 for each guest room on the Holidex reservation system. The license granted under the agreement expires ten years from the date of the opening of the hotel under the "Holiday Inn" system (June 16, 1994), subject to earlier termination as set forth therein.

$40 MILLION FIRST MORTGAGE NOTES OFFERING

     On April 12, 1995, the Company completed the private sale of $40 Million 16.5% First Mortgage Notes due 2005 (the "First Mortgage Notes"). The First Mortgage Notes were issued under the Indenture between Boardwalk Casino, Inc., Issuer and Shawmut Bank, N.A., Trustee for $40,000,000 16.5% First Mortgage Notes Due March 31, 2005, Dated as of April 7, 1995 (the "Indenture"). See "Description of Securities" for a summary of the provisions of the First Mortgage Notes and the Indenture.

     The proceeds of the First Mortgage Notes were applied to (i) finance approximately $29.6 million of construction costs for the 16-story 451-room hotel tower, parking facility, 27,000 square foot second level addition to the existing casino and related improvements; (ii) finance the retirement of approximately $5.9 million of existing indebtedness; (iii) pay approximately $1.5 million of fees and expenses incurred in connection with the offering and sale of the First Mortgage Notes; and (iv) provide approximately $3.0 million for working capital and other corporate purposes.

     As part of the private sale of the First Mortgage Notes, the Company issued to the First Mortgage Notes purchaser 1,281,869 common stock purchase warrants exercisable to purchase 1,281,869 shares of Common Stock at $6.00 per share anytime before April 11, 2005. Further, in connection with the private placement and sale of the First Mortgage Notes, the Company issued to the Placement Agent and Financial Advisor (and its affiliates) an aggregate of 626,823 common stock purchase warrants exercisable to purchase 626,823 shares of Common Stock at $6.00 per share anytime before April 11, 2000. See "Description of Securities - Noteholder Warrants and Placement Agent Warrants."

PRIVATE FINANCING WITH DIVERSIFIED OPPORTUNITIES GROUP LTD.

     On September 25, 1996, the Company entered into a private transaction (the "Transaction") by and among Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified"), the Company, and Norbert W. Jansen, individually and as trustee under an agreement dated July 14, 1993 ("Jansen"). Pursuant to the terms of a Purchase Agreement dated as of September 24, 1996 (the "Purchase Agreement") among Diversified, the Company and Jansen, the first phase of the Transaction was consummated on September 25, 1996. In the first phase of the Transaction, the Company sold to Diversified 571,429 shares of Common Stock at a price of $7.00 per share for a total purchase price of

$4,000,000 and issued to Diversified a convertible subordinated note (the "Diversified Note") in the principal amount of $5,000,000. In the first phase, Jansen also sold to Diversified 182,411 shares pursuant to the terms of an Option and Proxy Agreement (the "Option Agreement"). In addition, as of September 24, 1996, the Company and Diversified also executed a Registration Agreement (the "Registration Agreement").

     The following is a summary of certain terms of the Purchase Agreement, the Diversified Note, the Option Agreement and the Registration Agreement (collectively, "the Transaction Documents"). This summary of the Transaction Documents is qualified in its entirety by reference to the Transaction Documents, copies of which have been previously filed with the Commission.

     The principal business of Diversified is developing and acquiring investments in the gaming industry and managing, supervising, selling or otherwise disposing of such investments and engaging in activities incidental or ancillary thereto. There are two members of Diversified, (i) Gary L. Bryenton and Jeffrey P. Jacobs, as trustees under the Opportunities Trust Agreement dated February 1, 1996 (the "Trust") and (ii) Jacobs Entertainment Ltd., an Ohio limited liability company ("Entertainment"). Entertainment is the Manager of Diversified. Jeffrey P. Jacobs ("Jacobs") and Jacobs Entertainment Inc. (a corporation in which Jacobs owns 100% of the outstanding capital stock) are the members of Entertainment and Jacobs is the manager of Entertainment. Both the Trust and Entertainment were formed primarily to hold their interest in Diversified.

     The first phase of the Transaction closed on September 25, 1996. At such time, Boardwalk sold to Diversified 571,429 shares. Pursuant to the Option Agreement, Jansen sold to Diversified 182,411 shares. In addition, Boardwalk issued the Diversified Note to Diversified. Diversified has the right, at its option, to convert the Diversified Note into shares at any time following its receipt of all necessary licensing approvals from the Nevada State Gaming Control Board (the "Gaming Board"), the Nevada Gaming Commission (the "Commission") and local licensing authorities. The Diversified Note is convertible into a number of shares determined by dividing the then unpaid principal balance of the Diversified Note by $7.50. The Diversified Note provides for a variable interest rate of LIBOR plus 2% and interest thereon is payable on a quarterly basis. The principal of the Diversified Note is due and payable in September 1998.

     On November 25, 1996, Diversified was advised by the Gaming Board that the second phase of the Transaction will not result in a change in control of the Company pursuant to the regulations of the Gaming Board and the Commission. On December 2, 1996, phase two of the Transaction was consummated. In phase two, Diversified purchased an additional 317,589 shares from Jansen pursuant to the Option Agreement, and the Company's Board of Directors (the "Board") was expanded to six directors, with Jacobs being appointed as the sixth director.

     The final phase of the Transaction provides Diversified the option to acquire an additional 1,000,000 shares from Jansen pursuant to the Option Agreement. The exercise of this option is subject to Diversified obtaining all necessary licensing approvals from the Gaming Board, the Commission and the Nevada local licensing authorities. At such time as Diversified acquires a total of 1,000,000 shares from Jansen pursuant to the Option Agreement, the Company's Board will be expanded to seven directors with the additional director being designated by Diversified.

     The Option Agreement further provides for first refusal and first offer rights for Diversified on shares to be sold by Jansen, his estate and family. The Option Agreement requires that Jansen vote all of his shares and any other securities of the Company over which he has control and that he take all necessary or desirable actions within his control so that: (i) the Board is established at six directors; (ii) Jacobs is elected to the Board as one of the six directors; and (iii) once Diversified acquires 1,000,000 or more shares from Jansen pursuant to the Option Agreement, the Board is expanded to seven directors with the additional director to be designated by Diversified. Diversified is also granted an irrevocable proxy to vote Jansen's shares if Jansen fails to comply with the terms of the Option Agreement relating to the Board, or any restrictive covenants imposed on the Company pursuant to the Diversified Note.

     The Registration Agreement gives Diversified certain rights with respect to registering for sale under the Securities Act and applicable state laws the shares that it may acquire pursuant to the Transaction. The Registration Agreement gives Diversified the right, through September 24, 2001, to demand that the Company effect up to three registrations (two of which are to be paid by the Company and one of which will be paid by Diversified) of such shares subject to the conditions set forth in the Registration Agreement. In addition, Diversified has the right to have such shares included in certain registrations under the Securities Act that the Company may effect other than pursuant to such demand, subject to the conditions set forth in the Registration Agreement.

MARKETING

     The Holiday Inn-Registered Trademark- Casino Boardwalk has historically relied upon limited casino and other promotions designed to appeal to local residents. With the completion of the expansion of the casino and the hotel, the Company has implemented an aggressive marketing plan to promote the hotel and the casino. The Company believes that the "Coney Island" theme exterior facade will enhance its ability to attract pedestrian traffic currently generated by the existing mega resorts as well as those mega resorts under construction and in the planning phase which surround the Holiday Inn-Registered Trademark- Casino Boardwalk. With its oversized casino in relation to its room inventory, the "Coney Island" facade, and the Company's inexpensive dining value offerings, the Company believes that it is positioned to attract the mega resort customer as an addition to its established local and hotel customer bases.

CURRENT OPERATIONS

     GAMING. Historically, the casino has accounted for approximately 40% of the net revenues of the Holiday Inn-Registered Trademark- Casino Boardwalk. These revenues were primarily derived from the 212 slot machines and four table games. With the newly expanded casino, it is anticipated that the gaming revenue provided by slot machines will continue to be the primary component of the Company's gaming revenues and income from operations. Currently, the Holiday Inn-Registered Trademark- Casino Boardwalk has 647 slot machines and 20 table games on its casino floor and operates a full-service race and sports book. On average, the preponderance of the weekly gaming net revenues are generated on weekends. The gaming revenues are provided by a broad base of customers and are not dependent on high-stakes players.

     In connection with its gaming activities, the Company follows a policy of stringent controls in compliance with the standards set by the Nevada Gaming Authorities. As a matter of policy, the Company does not extend credit to its gaming customers.

     NON-GAMING. The Holiday Inn-Registered Trademark- Casino Boardwalk has 653 rooms, two outdoor pools and a retail gift shop leased to HGI. The Company offers its hotel rooms at modest prices (as of September 30, 1996, the average room rate was approximately $60.00). For fiscal year 1995, the Holiday Inn-Registered Trademark- Casino Boardwalk's average occupancy was approximately 59.42%. For the fiscal year ended September 30,

1996, the average occupancy was approximately 76.44%. See "Management's Discussion and Analysis or Plan of Operation" for more information regarding the Company's gaming and non-gaming operations and revenues.

     The Company offers a full service restaurant, a coffee shop, a snack bar, an entertainment lounge and two bars for its casino and restaurant patrons. As with its hotel accommodations, the Company's food and beverage services are moderately priced.

COMPETITION

     There is intense competition among companies in the gaming industry, many of which have significantly greater financial resources than the Company. The Holiday Inn-Registered Trademark- Casino Boardwalk faces competition from all other casinos and hotels in the Las Vegas areas. The Holiday Inn-Registered Trademark- Casino Boardwalk competes directly with a number of other operations targeted to local residents. Indirectly and to a lesser extent, its operations compete generally with gaming operations in other parts of the State of Nevada, such as Reno, Laughlin and Lake Tahoe, with facilities in Atlantic City, New Jersey and other parts of the world and with state-sponsored lotteries, on- and off-track wagering, card parlors, riverboat and Native American gaming ventures and other forms of legalized gambling. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. Legalized casino gaming in other states and on Native American reservations represents additional competition to the Company and could adversely affect the Company's operations, particularly if such gaming were to occur in areas close to the Company's operations.

EMPLOYEES

     As of September 30, 1996, the Company employed 600 full-time employees, including its three executive officers, 40 managers and supervisors, 160 casino personnel, 220 food and beverage personnel, 157 hotel personnel and 20 administrative personnel. The Company occasionally employs part-time workers as needed. None of the Company's employees is covered by a collective bargaining agreement. The Company believes that its relationship with its employees is excellent.

PROPERTY

     See "Business - General" for a complete description of the property owned by the Company.

     Effective October 1, 1996, in connection with the private transaction with Diversified Opportunities Group Ltd., the Company entered into a lease agreement (the "Lease Agreement") as the tenant with The Jansen Trust (as hereinafter defined) as the landlord. The Lease Agreement covers certain land to the north of the hotel and casino (the "Property") which enables the Company to control the use of the Property and provides the Company with an option to purchase the Property for possible expansion of the hotel and casino.

     The Property consists of approximately 1.07 acres of land and has 150 feet of frontage on the Strip. It currently contains a two-story office building which is leased to several retail and office tenants, including the executive and administrative offices of the Company. The Lease Agreement commenced October 1, 1996 and has a term of 24 months, with an option to extend the lease term for an additional five years and a second, successive, option to extend it an additional 23 years. The base rent of $70,000 per month ($840,000 per year) is subject to adjustment after five years. In addition, the Lease Agreement grants the Company an option to purchase the Property under certain terms and conditions. The Company believes that the terms of the Lease Agreement are fair and reasonable and on as beneficial terms as could be obtained from an unaffiliated third party consistent with other rentals assessed in the market area for similar facilities.

     The Company does not invest in, and has not adopted any policy with respect to investments in, real estate or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities. It is not the Company's policy to acquire assets primarily for possible capital gain or primarily for income.

LITIGATION

     No material legal proceedings to which the Company is a party or to which the property of the Company is subject are pending and no such proceedings are known by the Company to be contemplated.

                            REGULATION AND LICENSING

     The ownership and operation of casino gaming facilities in Nevada are subject to (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and (ii) various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and the Clark County Liquor and Gaming Licensing Board (the "CCB"). The Nevada Commission, the Nevada Board and the CCB are collectively referred to as the "Nevada Gaming Authorities."

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;
(iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

     The Company is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. The Company is also required to be registered by the Nevada Commission as a publicly traded corporation ("Registered Corporation") and as such, it is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Company must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming

Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay all costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

     If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company, the Company would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company to terminate the employment of any person who refused to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

     The Company is required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions of the Company must be reported to, or approved by, the Nevada Commission.

     If it were determined that the Nevada Act was violated by the Company, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Company's gaming property and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the gaming property) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license of the Company or the appointment of a supervisor could (and revocation of any gaming license would) have a material adverse effect on the Company's gaming operations.

     Any beneficial holder of Common Stock or any other voting security of the Company ("Company Voting Securities") regardless of the number of shares owned, may be required to file an application, be investigated, and have such person's suitability as a beneficial holder of Company Voting Securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who acquires beneficial ownership of more than 5% of Company Voting Securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of Company Voting Securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires beneficial ownership of more than 10%, but not more than 15%, of Company Voting Securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds Company Voting Securities for investment purposes only. An institutional investor shall not be deemed to hold Company Voting Securities for investment purposes unless Company Voting Securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the

Board of Directors of the Company, any change in the Company's corporate charter, bylaws, management, policies or operations of the Company, or any other action which the Nevada Commission finds to be inconsistent with holding Company Voting Securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation. Norbert W. Jansen, the Company's largest stockholder, has been found suitable as a controlling stockholder of the Company.

     Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or by the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of Company Voting Securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, the Company (i) pays that person any dividend or interest upon any Company Voting Securities; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish the voting securities for cash at fair market value. Additionally, the CCB has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

     The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file applications, be investigated and be found suitable to own such debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or
(iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

     The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner of any Company Voting Securities. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

     The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. Any approval, if granted, does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful.

     Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby such person obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Company can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Company's Board of Directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control of the Company.

     License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Company's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operators where entertainment is furnished in connection with the selling of food or refreshments. Nevada Corporate Licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license also pay certain fees and taxes to the State of Nevada.

     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of the Licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. A Licensee is also subject to disciplinary action by the Nevada Commission if it knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engages in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employs a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

     The sale of alcoholic beverages by the Company is subject to licensing, control and regulation by applicable local regulatory agencies. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the Company.

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold with the Company. All directors are elected at the annual meeting of stockholders to serve one year or until their successors are elected and qualified.

NAME                      AGE   POSITION
----                      ---   --------
Norbert W. Jansen*        78    Former Chief Executive Officer and Former
                                Chairman of the Board of Directors

Avis P. Jansen            69    Chairman of the Board of Directors and Vice
                                President

Forrest J. Woodward, II   54    President and Chief Operating Officer

Louis J. Sposato          46    Chief Financial Officer, Secretary, Treasurer
                                and Director

James Scibelli            46    Director

Keven J. Picardo          40    Director

Jeffrey P. Jacobs         43    Director

-------------------
*Mr. Jansen died on January 6, 1997. The Company has not yet acted to fill his position on the Board of Directors or appoint a new Chief Executive Officer of the Company.

     NORBERT W. JANSEN served as the Chairman of the Board of Directors and the Chief Executive Officer of the Company until his death on January 6, 1997. He had been employed in the gaming industry in various capacities and at various times since 1947, working first as a race book writer and "21" and craps dealer, before becoming slot manager at the Silver Slipper in Las Vegas in 1956. From 1964 to 1967, Mr. Jansen was an owner and officer of the Pioneer Club in downtown Las Vegas. In the 1960s and early 1970s, Mr. Jansen was a developer of the Holiday Inn-Center Strip, now Harrah's Las Vegas. Mr. Jansen had been investigated and licensed by state and local gaming authorities on numerous occasions. In 1977, Mr. Jansen was licensed as landlord of The Slot Joyn't, the small casino that subsequently became part of the Holiday Inn-Registered Trademark- Casino Boardwalk. In 1988 and 1990, Mr. Jansen was granted limited nonrestricted licenses as an owner, officer and director of HGI. In 1992, the Nevada Gaming Authorities granted Mr. Jansen an unlimited nonrestricted license.

     AVIS P. JANSEN serves as the Chairman of the Board of Directors and the Vice President of the Company. Since 1971, she has served as the president, secretary and treasurer of Holiday Gifts, Inc., the former operator of the Company's casino. Mrs. Jansen is the wife of Norbert W. Jansen.

     FORREST J. WOODWARD, II serves as the President and Chief Operating Officer of the Company. Mr. Woodward began his gaming career in 1966, serving as controller of the Pioneer

Club and Pioneer Hotel in Las Vegas until 1969. From 1969 to 1972, he served as controller and, thereafter, executive vice president of the Flamingo Hotel. From 1972 to 1977, Mr. Woodward served as executive vice president and assistant general manager of the Thunderbird Hotel. From 1978 to 1985, he served as executive vice president and assistant general manager of the Desert Inn Country Club and Spa, with responsibility for all aspects of gaming and hotel marketing. From 1986 to 1988, Mr. Woodward served as executive vice president of the Dunes Hotel and Country Club, with responsibility for the management of the hotel and gaming areas. During 1990, he served as general manager of the Landmark Hotel and Casino, having been appointed by the Federal Bankruptcy Court to operate the property. In addition, from 1987 to 1993, Mr. Woodward served as chairman, president and majority shareholder of Las Vegas Resorts Corporation, a public company engaged in land acquisitions related to casino hotels. From 1992 to 1993, Mr. Woodward served as senior vice president - administration for the Stars' Desert Inn Hotel and Country Club. Thereafter, from 1993 until joining the Company in August 1995, he served as senior vice president - administration for Sheraton Desert Inn. His responsibilities at the Desert Inn included all domestic casino marketing, marketing and operations of gaming activities and operations of the country club, security and surveillance. Mr. Woodward received his Bachelor of Science degree from the University of Nevada at Las Vegas in 1968.

     LOUIS J. SPOSATO serves as the Chief Financial Officer, Secretary, Treasurer and a director of the Company. He received his Bachelor of Science degree in accounting from Fordham University in 1972. From 1983 to 1988, Mr. Sposato served as comptroller of Union Plaza Hotel & Casino, Las Vegas, Nevada, where he directed the hotel and casino's administrative functions and compliance requirements, including Nevada Gaming Commission Regulation 6 (internal control procedures for all licensees) and Regulation 6A (casino currency transaction recordkeeping and reporting requirements). From 1988 to 1989, Mr. Sposato served as assistant controller for Electronic Data Technologies, Las Vegas, Nevada, with responsibility for implementing their slot machine route accounting system. From 1989 to 1990, he served as assistant controller of Alexis Park Resort Hotel, Las Vegas, Nevada, with responsibility for all accounting functions. Since 1990, Mr. Sposato has also served as controller of Holiday Gifts, Inc.

     JAMES SCIBELLI serves as a director of the Company. Since March 1986, Mr. Scibelli has served as president of Roberts & Green, Inc., a New York investment banking firm offering a variety of investment services. Since August 1991, he has also been an officer and director of SG Capital Corp., a financial consulting company. Mr. Scibelli serves as a director and a member of the compensation committee of Acclaim Entertainment, Inc. and a director of B.U.M. International, Inc. Mr. Scibelli devotes such time as is necessary to the affairs of the Company.

     KEVEN J. PICARDO serves as a director of the Company. From 1984 to 1990, Mr. Picardo served as an investment advisor and mutual fund director for Paine Webber Incorporated. From 1990 to 1994, he served as an associate vice president of Kemper Securities, Inc. From 1994 until October 1995, Mr. Picardo served as senior vice president of USA Capital Management Group, Inc., Las Vegas, Nevada. From October 1995 to January 1997, he served as senior financial consultant with Signal USA Securities, Inc., Las Vegas, Nevada. Since January 1997, Mr. Picardo serves as senior investment executive with RAF Financial Corporation, Las Vegas, Nevada. Mr. Picardo devotes such time as is necessary to the affairs of the Company.

     JEFFREY P. JACOBS serves as a director of the Company. Beginning in 1984, Mr. Jacobs developed the riverfront entertainment district, known as the "Flats", in Cleveland, Ohio. He also has developed, owns and manages several apartment complexes in Cleveland and throughout Ohio. In 1996, Mr. Jacobs became the Chief Executive Officer and Co-Chairman of the Board of Directors of BlackHawk Gaming

& Development Co. ("BlackHawk"), a publicly traded gaming company headquartered in Boulder, Colorado that is co-owner and manager of the Gilpin Hotel & Casino in BlackHawk, Colorado. Additionally, BlackHawk has begun construction of a new casino/hotel project in BlackHawk, Colorado that is scheduled to open in early 1998. In 1996, Mr. Jacobs became the Chief Executive Officer and Chairman of the Board of Directors of Colonial Downs, which presently owns and operates two off-track betting parlors in the State of Virginia, has plans to open four more parlors and is constructing the first horse racing track in the state, which is scheduled to open in 1997. Mr. Jacobs received his Bachelor of Business Administration degree from the University of Kentucky in 1975, his Masters of Business Administration from Ohio State University in 1977 and his Masters of Urban Planning from Cleveland State University in 1979. He served as a member of the Ohio House of Representatives from 1984 through 1986. Mr. Jacobs devotes such time as is necessary to the affairs of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from the reporting person (as hereinafter defined) that no Form 5 is required, the Company is not aware of any person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act ("reporting person"), that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has not established any separate nominating committee. The Board has established a Compensation Committee, which consists of Avis P. Jansen and James Scibelli. Its functions are to review and approve annual salaries and bonuses for all executive officers, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto, and manage and administer the Company's 1994 Stock Compensation Plan.

     The Board of Directors has established an Audit Committee, which consists of Messrs. Scibelli, Picardo and Sposato. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to financial reporting.

     The Board of Directors has also established a Stock Option Committee, which consisted of Messrs. Jansen and Sposato as of September 30, 1996. The Company has not yet appointed a successor to Mr. Jansen on the Stock Option Committee. The function of the Stock Option Committee is to manage and administer the Company's Outside Directors Stock Option Plan.

EXECUTIVE COMPENSATION

      The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's Chief Executive Officer for services rendered in all capacities during the fiscal years ended September 30, 1996, 1995 and 1994 and (ii) each executive officer who received total annual salary and bonus for the fiscal year ended September 30, 1996 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

=======================================================================================
                                                                          Long Term
                   Annual Compensation                                   Compensation
=======================================================================================
       Name and
       Principal             Fiscal                       Other Annual      Options
       Position               Year     Salary     Bonus   Compensation      Granted
---------------------------------------------------------------------------------------
Norbert W. Jansen, Chief
Executive Officer             1996    $238,000        0         0                 0
                           ------------------------------------------------------------
                              1995     225,000        0         0           170,000
                           ------------------------------------------------------------
                              1994     200,000   20,000         0           170,000
---------------------------------------------------------------------------------------
Forrest J. Woodard, Chief
Operating Officer             1996     180,000        0         0                 0
                           ------------------------------------------------------------
                              1995      21,000        0         0           130,000
=======================================================================================

EMPLOYMENT AGREEMENTS

     Effective as of February 11, 1994, the Company had entered into a five-year employment agreement with Norbert W. Jansen as Chief Executive Officer of the Company which provided for an annual base salary of $275,000 as of September 30, 1996. Effective as of January 1, 1995, the Company entered into a three-year employment agreement with Louis J. Sposato as Chief Financial Officer, Secretary and Treasurer of the Company which currently provides for an annual base salary of $95,000. Effective as of August 15, 1995, the Company entered into a five-year employment agreement with Forrest
J. Woodward, II as President and Chief Operating Officer of the Company which currently provides for an annual base salary of $180,000. On each annual anniversary of the commencement date of the agreement, the period of employment is automatically extended for one year unless notified in writing by either party thereto.

DIRECTORS' COMPENSATION

     Each non-employee director of the Company receives $1,000 for each meeting of the Board of Directors attended. In addition, pursuant to the Outside Directors Stock Option Plan, Avis P. Jansen, James Scibelli and Keven
J. Picardo have each been granted options to purchase shares of Common Stock (subject to certain vesting requirements). See "- The Outside Directors Stock Option Plan."

THE 1994 STOCK COMPENSATION PLAN

     The Company and its shareholders have adopted and approved the 1994 Stock Compensation Plan, as amended (the "1994 Plan"). Options granted pursuant to the 1994 Plan constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which constitute nonqualified options at the time of issuance of such options. The 1994 Plan provides that incentive stock options and/or nonqualified stock options may be granted to certain officers, directors (other than Outside Directors), employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee. A total of 2,000,000 shares of Common Stock are authorized and reserved for issuance under the 1994 Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The 1994 Plan is administered by the Compensation Committee which has the sole authority to interpret the 1994 Plan and make all determinations necessary or advisable for administering the 1994 Plan. The exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of Common Stock of the Company or a combination thereof. If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 1994 Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the 1994 Plan unless the 1994 Plan shall have been terminated.

     During the fiscal year ended September 30, 1994, the Company had granted an aggregate of 295,000 options, including the following options to its executive officers and Keven J. Picardo (subsequently appointed to the Board of Directors): Norbert W. Jansen - incentive options to purchase 59,256 shares at $7.43 per share until April 26, 1999 and nonqualified options to purchase 110,744 shares at $6.75 per share until April 26, 2004; Louis J. Sposato - incentive options to purchase 90,000 shares at $6.75 per share until April 26, 2004; and Keven J. Picardo - nonqualified options to purchase 10,000 shares at $6.75 per share until April 26, 2004. Each of the foregoing options was granted at an exercise price equal to the fair market value of the Common Stock as of the date of grant (110% with respect to the 59,256 incentive options granted to Norbert W. Jansen). Further, the options vest and may be exercised in 25% cumulative increments annually from the date of grant on April 26, 1994, subject to earlier termination or extension.

     During the fiscal year ended September 30, 1995, the Company granted an aggregate of 455,000 additional options, including the following options to its executive officers: Norbert W. Jansen - incentive options to purchase 64,000 shares at $6.88 per share until April 26, 2000 and nonqualified options to purchase 106,000 shares at $6.25 per share until April 26, 2005; Forrest J. Woodward, II - incentive options to purchase 130,000 shares at $6.00 per share until May 15, 2005; and Louis J. Sposato - incentive options to purchase 90,000 shares at $6.25 per share until April 26, 2005. Each of the foregoing options was granted at an exercise price equal to the fair market value of the Common Stock as of the date of grant (110% with respect to the 64,000 incentive options granted to Norbert W. Jansen). Further, the options vest and may be exercised in 25% cumulative increments annually from the date of grant subject to earlier termination or extension.

     During the fiscal year ended September 30, 1996, the Company did not grant any options under the 1994 Plan.

THE OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Company and its shareholders have adopted and approved the Outside Directors Stock Option Plan, as amended (the "Plan"). The Plan was adopted in order to enhance the Company's ability to secure and retain highly qualified and experienced individuals who are not regularly salaried employees of the Company to serve as directors of the Company. The Plan provides generally that: (i) the purchase price of the Common Stock under each option granted shall not be less than the fair market value of the Common Stock on the date of grant; (ii) no director may be granted during any calendar year options to purchase more than 20,000 shares of Common Stock;
(iii) no option may be granted for a period of greater than ten years from the date of grant; and (iv) a maximum of 400,000 shares of Common Stock have been authorized and reserved for issuance under the Plan.

     During the fiscal year ended September 30, 1994, the Company had granted to each of Avis P. Jansen and James Scibelli nonqualified options to purchase 20,000 shares at $6.75 per share until April 26, 2004. During the fiscal year ended September 30, 1995, the Company had granted to each of Avis P. Jansen, James Scibelli and Keven J. Picardo nonqualified options to purchase 20,000 shares at $6.25 per share until April 26, 2005. Each of the foregoing options was granted at an exercise price equal to the fair market value of the Common Stock as of the date of grant. Further, the options vest in 25% increments annually from the date of grant, subject to earlier termination or extension. During the fiscal year ended September 30, 1996, the Company did not grant any options under the Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes, the Company's Articles of Incorporation and the Company's Bylaws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Bylaws also provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

     As of the date hereof, the Company has not obtained directors' and officers' liability insurance.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of January 27, 1997, by (i) all persons known by the Company to be the owner, of record or beneficially, of more than five percent of the outstanding Common Stock, (ii) each executive officer and director of the Company and (iii) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of January 27, 1997 are deemed outstanding for computing the percentage of the person holding such securities but are not outstanding for computing the percentage of any other person.

     As far as is known to management of the Company, no person owned beneficially more than five percent of the outstanding shares of Common Stock as of January 27, 1997 except as set forth below.

                                    SHARES BENEFICIALLY
     NAME                                  OWNED              PERCENT OF SHARES
     ----                           -------------------       -----------------

Norbert W. Jansen and Avis Jansen,       2,750,000                  38.3
  Trustees u/a/d 07/14/93 (1)

Avis P. Jansen (1)                       2,892,500 (2)              39.5

Forrest J. Woodward (8)                     42,500 (3)                 *

Louis J. Sposato (8)                        67,500 (4)                 *

James Scibelli (8)                         420,000 (5)               5.6

Keven J. Picardo (8)                        12,000 (6)                 *

Jeffrey P. Jacobs (9)                    1,071,429                  14.9

Franklin Custodian Funds, Inc. -         1,281,869 (7)              15.1
  Income Series (8)

Diversified Opportunities Group
  Ltd. (9)                               1,071,429                  14.9

All Executive Officers and Directors
as a group (6 persons)                   4,505,929                  57.8

----------------
* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) The business address of Norbert W. Jansen and Avis Jansen, Trustees u/a/d 07/14/93 ("The Jansen Trust") and Avis P. Jansen is 3750 Las Vegas Boulevard South, Las Vegas Nevada 89109. Such shares are held of record and beneficially by The Jansen Trust but may be deemed to also be beneficially owned by Mrs. Jansen (within the meaning of Rule 13d-3 under the Securities

     Exchange Act of 1934, as amended) since, as trustee of The Jansen Trust, Mrs. Jansen has the power to direct the voting and disposition of such shares.

(2) Includes options currently exercisable to acquire 127,500 shares of Common Stock owned by the estate of Norbert W. Jansen and options currently exercisable to acquire 15,000 shares of Common Stock owned by Avis P. Jansen.

(3) Includes options currently exercisable to acquire 32,500 shares of Common Stock.

(4) Includes options currently exercisable to acquire 67,500 shares of Common Stock.

(5) Includes options currently exercisable to acquire 15,000 shares of Common Stock and 355,000 redeemable common stock purchase warrants sold by the Company in its initial public offering dated February 11, 1994 (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at $5.00 per share at any time until February 11, 1998, subject to earlier redemption under certain circumstances.

(6) Includes options currently exercisable to acquire 10,000 shares of Common Stock.

(7) Represents warrants currently exercisable to acquire 1,281,869 shares of Common Stock.

(8) The business address of Messrs. Woodward, Sposato, Scibelli and Picardo is 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The business address of Franklin Custodian Funds, Inc. - Income Series is 777 Mariners Island Blvd., San Mateo, California 94404.

(9) The business address of Jeffrey P. Jacobs and Diversified Opportunities Group Ltd. ("Diversified") is c/o Jacobs Entertainment Ltd., 425 Lakeside Avenue, Cleveland, Ohio 44114. Such shares are held of record and beneficially by Diversified but may be deemed to also be beneficially owned by Mr. Jacobs (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since Mr. Jacobs has the power to direct the voting and disposition of such shares.

                              CERTAIN TRANSACTIONS

     Effective October 1, 1993, the Company entered into a subscription agreement (the "VC Subscription Agreement") with all of the partners of VC, Ltd., Limited Partnership, an affiliated Nevada limited partnership ("VC"). The sole general partner of VC was Holiday Gifts, Inc., a Nevada corporation ("HGI") whose sole shareholders at that time were Norbert W. Jansen and Avis P. Jansen, founders, directors, executive officers and the principal shareholders of the Company. VC owned certain real property upon which VC owned and operated the Boardwalk Hotel. Pursuant and subject to the terms and conditions of the VC Subscription Agreement, the Company acquired all of the VC partners' interests in and to VC, including the real property and the Boardwalk Hotel (the "Hotel Assets"), by the issuance to the VC partners of an aggregate of 1,485,714 unregistered shares of Common Stock. Of these 1,485,714 shares, HGI received 757,714 shares as general partner of VC and 16,000 shares as a limited partner.

     As a result of the foregoing transaction, the Company acquired all of the liabilities of VC, including the obligations of VC to Bank of America Nevada f/k/a Valley Bank of Nevada pursuant to certain promissory notes of VC dated April 25, 1985 in the original principal amount of $4,000,000 and dated December 1, 1987 in the original principal amount of $1,000,000 (collectively, the "Bank Loans").

     Effective October 1, 1993, the Company entered into a purchase and sale agreement (the "Jansen Acquisition Agreement") with Norbert W. Jansen ("Jansen"), the then president, principal shareholder and a director of the Company. Jansen owned certain real property upon which HGI operated the Boardwalk Casino. Pursuant and subject to the terms and conditions of the Jansen Acquisition Agreement, the Company acquired all of Jansen's interests in and to the real property and the Boardwalk Casino (the "Casino Assets") by the issuance to Jansen of 1,605,250 unregistered shares of Common Stock. As a result of this transaction and as part of the consideration paid by the Company, the Casino Assets continued to secure the obligations of VC to Bank of America Nevada f/k/a Valley Bank of Nevada in connection with the Bank Loans.

     Effective October 1, 1993, the Company entered into a purchase and sale agreement (the "HGI Acquisition Agreement") with HGI. Pursuant to prior leases formerly with VC, Jansen and the Company, HGI operated, among other things, the casino and related facilities at the Holiday Inn-Registered Trademark- Casino Boardwalk and was the owner of certain gaming equipment and related assets used in connection therewith. Pursuant and subject to the terms and conditions of the HGI Acquisition Agreement, the Company acquired all of HGI's interests in and to the casino leases and its gaming equipment and devices (the "Gaming Assets") by the issuance to HGI of 759,036 unregistered shares of Common Stock.

     The Company did not obtain any independent market appraisal nor engage an investment banker to render any opinion with respect to the fairness to the Company from a financial point of view of the consideration paid by the Company in each of the foregoing transactions. However, the Company believes that the terms of each of the foregoing agreements are at least as favorable as could have been obtained from non-affiliated third parties.

     A personal loan to the Jansens, the proceeds of which were advanced to the Company in 1987, was collateralized by a second trust deed on certain real and personal property of the Company. Monthly payments of $3,330, including 14% interest, were made to the Jansens through September 30, 1993. On October 1, 1993, the Jansens converted their outstanding loans and advances to equity, including this loan with a balance of $195,483; the loan was paid in full in August 1994.

     In 1993, a parcel of land was quitclaimed to Norbert W. Jansen and, accordingly, Mr. Jansen's loans and advances were reduced by the fair market value of the land, which exceeded its historical cost by $115,000.

     From October 1, 1993 through February 11, 1994, HGI operated the casino business of the Company subject to a lease (the "Interim Lease"). The Interim Lease provided for monthly rentals of $32,500. During this period, the Company paid certain overhead and general and administrative expenses on behalf of HGI aggregating $56,780. This amount was recorded by the Company as a receivable from HGI. Upon the completion of the initial public offering, the Interim Lease terminated and the Company acquired possession of the casino and title to the gaming assets for a nominal amount.

     In October 1994, the Company agreed to assume the $95,000 liability of Mr. Jansen in connection with the settlement of certain litigation covering a claim for architectural fees allegedly incurred in designing a building to be built upon property owned by the Company. The settlement resulted in a significant discount of the fees sought and the acquisition of the intellectual property rights in the building and plans. The Company agreed to assume
Mr. Jansen's liability since his efforts to build the building were undertaken on behalf of the Company, and not in his individual capacity.

     On January 10, 1996, the Company borrowed $500,000 from Mr. Norbert Jansen and issued to Mr. Jansen a 12% uncollateralized promissory note payable upon the earlier of the completion of a proposed private placement equity offering or September 30, 1996. The Company utilized the proceeds of this loan to repay, in part, a note payable to an unaffiliated third party. On September 25, 1996, the Company repaid the loan to Mr. Jansen in full.

     On March 29, 1996, the Company borrowed $500,000 from Mr. Norbert Jansen and issued to Mr. Jansen a 12% uncollateralized promissory note payable upon the earlier of the completion of a proposed private placement equity offering or September 30, 1996. In addition, on March 29, 1996, the Company borrowed $500,000 from Mr. James Scibelli and issued to Mr. Scibelli a 10% uncollateralized promissory note payable upon the earlier of the completion of a proposed private placement equity offering or November 1, 1996. The Company utilized the proceeds of these loans to satisfy certain indebtedness due April 1, 1996. On September 25, 1996, the Company repaid the loans to Messrs. Jansen and Scibelli in full.

     In April 1996, the Company borrowed $250,000 from Mr. Norbert Jansen and issued to Mr. Jansen a 10% uncollateralized promissory note payable on demand after 90 days. The Company utilized the proceeds of this loan as working capital. On September 25, 1996, the Company repaid the loan to Mr. Jansen in full.

     During the fiscal years ended September 30, 1995 and 1996, the Company leased office space for certain executive and administrative employees from Norbert W. Jansen for approximately $8,375 per month, totaling $43,874 and $101,375, respectively. The Company believes that the rent charged was fair and reasonable and on as beneficial terms as could have been obtained from an unaffiliated third party consistent with other rentals assessed in the market area for similar facilities.

     Effective October 1, 1996, in connection with the private transaction with Diversified Opportunities Group Ltd., the Company entered into a lease agreement (the "Lease Agreement") as the tenant with The Jansen Trust as the landlord.
The Lease Agreement covers certain land to the north of the hotel and casino (the "Property") which enables the Company to control the use of the Property and provides the Company with an option to purchase the Property for possible expansion of the hotel and casino.

     The Property consists of approximately 1.07 acres of land and has 150 feet of frontage on the Strip. It currently contains a two-story office building which is leased to several retail and office tenants, including the executive and administrative offices of the Company. The Lease Agreement commenced October 1, 1996 and has a term of 24 months, with an option to extend the lease term for an additional five years and a second, successive, option to extend it an additional 23 years. The base rent of $70,000 per month ($840,000 per year) is subject to adjustment after five years. In addition, the Lease Agreement grants the Company an option to purchase the Property under certain terms and conditions. The Company believes that the terms of the Lease Agreement are fair and reasonable and on as beneficial terms as could be obtained from an unaffiliated third party consistent with other rentals assessed in the market area for similar facilities.

     In September 1996, the Company entered into a long term lease with HGI with respect to the gift shop within the hotel-casino covering approximately 1,000 square feet for an initial term of ten years, with a 5-year option, at a base monthly lease payment of the greater of $5.00 per square foot or 10% of the tenant's gross sales. Prior to September 1996, the Company leased to HGI a different and smaller store on its property as a gift shop at a monthly rental of $1,000.

     All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties. Any loans to officers, affiliates and/or shareholders of the Company are subject to the approval by a majority of the disinterested directors of the Company.

     See "Business - Private Financing with Diversified Opportunities Group Ltd." for a summary of the private transaction among the Company, Norbert W. Jansen and The Jansen Trust, and Diversified Opportunities Group, Ltd., a limited liability company controlled by Jeffrey P. Jacobs, a director of the Company.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 15,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). As of January 27, 1997, the issued and outstanding capital stock of the Company consisted of 7,179,429 shares of Common Stock.

     The following description of certain matters relating to the capital stock of the Company is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, and to share ratably in the assets of the Company legally available for distribution to the holders of Common Stock in the event of liquidation or dissolution. The Common Stock does not have cumulative voting rights, which means the holder or holders of more than half of the shares voting for the election of directors can elect all the directors then being elected. The holders of Common Stock do not have preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. All outstanding shares of Common Stock are fully paid and not liable for further call or assessment.

     As of the date of this Prospectus, there were 7,179,429 shares of Common Stock outstanding, held of record or beneficially by at least 1,900 stockholders.

PREFERRED STOCK

     The Board of Directors has the authority to issue 15,000,000 shares of Preferred Stock, in one or more series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series without any further vote or action by the stockholders, including the dividend rights, dividend rate, conversion rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series. No shares of Preferred Stock have ever been issued, and the Company has no present plans to issue any Preferred Stock.

     The issuance of shares of Preferred Stock pursuant to the authority of the Board of Directors described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law.

WARRANTS

     The Warrants are issued in registered form under, governed by and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and American Securities Transfer

& Trust, Incorporated, Denver, Colorado, as warrant agent (the "Warrant Agent"). The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     The Company has authorized the issuance of Warrants to purchase a maximum of 4,130,000 shares of Common Stock and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Warrants. No fractional shares will be issued upon the exercise of the Warrants. The Company will pay cash in lieu of fractional shares.

     The Company may redeem the Warrants at a price of $0.001 per Warrant at any time upon 60 days' prior written notice if the closing bid quotation of the Common Stock on Nasdaq has been at least $10.00 on all 20 of the trading days ending on the third day prior to the day on which notice of redemption is given.

     Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $5.00 until February 11, 1998. The right to exercise the Warrants will terminate at the close of business on February 11, 1998. The Warrants contain provisions that protect the Warrant holders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. A Warrant holder will not possess any rights as a shareholder of the Company. The shares of Common Stock, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be fully paid and non-assessable.

     At any time when the Warrants are exercisable, the Company is required to have a current registration statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of Warrants reside in order to comply with applicable laws in connection with the exercise of the Warrants and the resale of the Common Stock issued upon such exercise. So long as the Warrants are outstanding, the Company has undertaken to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal and state securities laws to permit the issuance and resale of Common Stock issuable upon exercise of the Warrants. However, there can be no assurance that the Company will be in a position to effect such action under the federal and applicable state securities laws, and the failure of the Company to effect such action may cause the exercise of the Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Warrants but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms.

$40 MILLION 16.5% FIRST MORTGAGE NOTES DUE 2005

     The First Mortgage Notes are a senior secured obligation of the Company, limited in aggregate principal amount to $40,000,000, secured by all of the current property and assets of the Company. The First Mortgage Notes bear interest at the rate of 16.5% per annum, payable in cash semi-annually on March 31 and September 30 of each year, commencing on September 30, 1995. Interest will be paid to the holder of the First Mortgage Notes at the close of business on the March 15 or the September 15, as the case may be, immediately preceding the respective interest payment date, or if no interest has yet been paid, on the date of original issue.

     Pursuant to a Disbursement and Escrow Agreement entered into by and among the Trustee, the Company, Bank of America Nevada and Nevada Construction Services, Inc., the Company deposited $25,845,054 of the net proceeds derived from the issuance and sale of the First Mortgage Notes into the Collateral Account. The funds were disbursed on the terms provided in the Disbursement and Escrow Agreement to pay for construction of the 16-story 451-room hotel tower and related improvements. All funds in the Collateral Account were pledged as security for the repayment of the First Mortgage Notes.

     The Company may not redeem or prepay the First Mortgage Notes without penalty prior to the date of their Stated Maturity. Commencing on September 30, 2001, the Company may redeem the First Mortgage Notes in whole but not in part at a redemption price equal to (i) the remaining principal amount thereof, plus
(ii) accrued interest to the date of redemption, plus (iii) a premium equal to the Yield Maintenance Premium.

     The Indenture contains certain covenants of the Company, including limitations on use of proceeds, limitations on restricted payments, limitations on incurrence of additional indebtedness, limitations on restrictions on distributions from Restricted Subsidiaries, limitations on capital stock of Restricted Subsidiaries, limitations on transactions with Affiliates, limitations on Liens, limitations on activities, limitations on sales of assets, limitations on merger, sale or consolidation and maintenance of consolidated net worth.

     The foregoing summary of the First Mortgage Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the First Mortgage Notes and the Indenture, including the definitions contained therein of certain terms and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Indenture.

NOTEHOLDER WARRANTS AND PLACEMENT AGENT WARRANTS

     As part of the private sale of the First Mortgage Notes, the Company issued to the First Mortgage Notes purchaser 1,281,869 common stock purchase warrants exercisable to purchase 1,281,869 shares of Common Stock at $6.00 per share anytime before April 11, 2005. Further, in connection with the private placement and sale of the First Mortgage Notes, the Company issued to the Placement Agent and Financial Advisor (and its affiliates) an aggregate of 626,823 common stock purchase warrants exercisable to purchase 626,823 shares of Common Stock at $6.00 per share anytime before April 11, 2000. The right to exercise the Noteholder Warrants and the Placement Agent Warrants will terminate at the close of business on April 10, 2005 and April 10, 2000, respectively.
The Noteholder Warrants and the Placement Agent Warrants contain provisions that protect the holders of the Noteholder Warrants and the Placement Agent Warrants against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. A holder of the Noteholder Warrants and the Placement Agent Warrants will not possess any rights as a shareholder of the Company. The shares of Common Stock, when issued upon the exercise of the Noteholder Warrants and the Placement Agent Warrants in accordance with the respective terms thereof, will be fully paid and non-assessable. The holders of the Noteholder Warrants and the Placement Agent Warrants have certain registration rights with respect to their respective warrants and the Common Stock issuable upon exercise thereof.

REPRESENTATIVE'S OPTION

     The Company sold to the Representative upon the closing of the initial public offering, for $100.00, an option (the "Option") to purchase 160,000 shares of Common Stock and 320,000 Warrants. The Common Stock and the Warrants to be sold to the Representative upon exercise of the Representative's Option are the same as the Common Stock and the Warrants offered in the initial public offering except that they have purchase prices of $7.00 per share of Common Stock and $0.14 per Warrant. The Representative's Option is exercisable for a 36-month period expiring February 11, 1998. The exercise price and number of shares of Common Stock and Warrants purchasable are subject to customary anti-dilution provisions. The holders of the Representative's Option have certain registration rights with respect to the Common Stock and the Warrants issuable upon exercise of the Representative's Option.

STOCKHOLDER ACTION

     Pursuant to the Company's Articles of Incorporation, with respect to any act or action required of or by the holders of the Common Stock, the affirmative vote of the holders of a majority of the issued and outstanding Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Avis P. Jansen beneficially owns approximately 38.3% of the outstanding shares of Common Stock. Accordingly, Avis P. Jansen can likely control the voting upon all actions required or permitted to be taken by stockholders of the Company, including the election of directors.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     The Company's authorized but unissued capital stock consists of 15,000,000 shares of Preferred Stock and 42,820,571 shares of Common Stock. One of the effects of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Articles of Incorporation grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or share exchange, to convert Preferred Stock into a larger number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover. As of the date of this Prospectus, the Company has not been the subject of any takeover attempt and has no knowledge or reason to believe that such an attempt will be made in the future.

ARTICLES OF INCORPORATION AND BYLAWS

     The Company's Bylaws grant the Board of Directors the power to amend the Bylaws of the Company. Each director has one vote on each matter for which directors are entitled to vote. The Articles of Incorporation and the Bylaws also provide that (i) from time to time by resolution, the Board has the power to decrease or increase the number of directors, provided that no decrease will have the effect of shortening the term of any incumbent director, and (ii) the directors will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. As of the date of this Prospectus, the Board of Directors consists of five persons. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors.

NEVADA LEGISLATION

     Two of the Nevada general corporation provisions, the "Acquisition of Controlling Interest" and the "Combination with Interested Stockholders" statutes, may have the effect of delaying or making it more difficult to effect a change in control of the Company.

  ACQUISITION OF CONTROLLING INTEREST

     Generally, the Acquisition of Controlling Interest statutes prohibit an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's disinterested stockholders. There are three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within the immediately preceding 90 days become "control shares" and such control shares have only such voting rights as approved by the disinterested stockholders. The Acquisition of Controlling Interest statutes also provide that unless otherwise provided in the articles of incorporation or bylaws of the target corporation, in the event control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares. The Board of Directors must notify the dissenting stockholders, as soon as practicable after such an event has occurred, that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights.

  COMBINATIONS WITH INTERESTED STOCKHOLDERS

     In summary and subject to certain circumstances where they do not apply, the Combination with Interested Stockholders statutes prevent a "resident domestic corporation" from entering into a "combination" with an "interested stockholder" unless certain conditions are met. A "resident domestic corporation" (hereafter the "corporation") means any Nevada corporation that has 200 or more stockholders. A "combination" is broadly defined and includes, among other things, any merger or consolidation with an "interested stockholder," or an affiliate or associate of the "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder," or any affiliate or associate of an "interested stockholder," of assets of the resident domestic corporation, or any subsidiary of a resident domestic corporation: (a) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) representing 10% or more of the earning power or net income of the corporation. "Interested stockholder" means the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation, or an affiliate or associate of the corporation that, at any time within five years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation.

     Effective October 1, 1993, the corporation may not engage in a combination with an interested stockholder within three years after the interested stockholder acquired his shares, unless the combination or purchase of shares by the interested stockholder is approved by the corporation's board of directors before the interested stockholder acquired his shares. If such board of directors' approval is not obtained, the combination may be approved after the expiration of three years following the date of the interested stockholder's acquisition of the shares by a majority of the disinterested stockholders, or may be permissible if (a) the consideration to be received by all of the disinterested holders of outstanding common shares of the corporation is at least equal to the higher of (i) the highest price per share paid by the interested stockholder, at a time when the interested stockholder owned five percent or more of the outstanding voting shares, within three years immediately preceding the date of the announcement of the combination, or within three years immediately before, or in the transaction in which he became an interested stockholder, whichever is higher, plus interest compounded annually, less dividends paid, but not more than the amount of interest or (ii) the market value per common share on the date of the announcement of the combination or the interested stockholder's acquiring shares, plus interest compounded annually, less dividends paid, but not more than the amount of interest, or (b) if, in the case of shares other than common shares, the consideration to be received by all of the disinterested holders of outstanding shares other than common shares of the corporation is at least equal to the highest of (i) the highest price per share paid by the interested stockholder at a time when he was the beneficial owner of 5% or more of the outstanding voting shares of the corporation, for any shares of that class or series of shares acquired by him within three years immediately preceding the date of the announcement of the combination, or within three years immediately before, or in the transaction in which he became an interested stockholder, whichever is higher, plus interest compounded annually, less dividends paid, but not more than the amount of interest, (ii) the highest preferential amount to which the holders of the class or series are entitled in the event of the voluntary liquidation of the corporation, or (iii) the market value per share of the class or series of shares on the date of the announcement of the combination or the interested stockholder's acquiring shares, plus interest compounded annually, less dividends paid, but not more than the amount of interest.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock and the Warrants is American Securities Transfer & Trust, Incorporated, Denver, Colorado.

                       SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this Prospectus, the Company has outstanding 7,179,429 shares of Common Stock. Excluding the 753,840 shares of Common Stock recently acquired by Diversified, all of the Company's issued and outstanding shares of Common Stock have either been registered for resale or issued pursuant to a registration statement or have been held for over three years and are, therefore, currently available for immediate sale, subject to compliance with Rule 144 promulgated under the Securities Act ("Rule 144") by executive officers and directors of the Company. Any future sales of substantial amounts of Common Stock in the open market or the availability of such shares could adversely affect the market for the Common Stock.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of restricted securities for at least two years, including persons who are "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock of the Company or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. Under Rule 144, however, a person who has held shares of restricted securities for a minimum of three years and who is not, and for three months prior to the sale of such shares has not been, an affiliate of the Company is free to sell such shares without regard to the volume, manner-of-sale and certain other limitations contained in Rule 144.

REGISTRATION RIGHTS

     The Representative's Option contains a "demand" right to require, on any one occasion, that the Company file a registration statement with respect to the Warrants and/or Common Stock (including the Common Stock issued upon exercise of such Warrants) issued upon exercise of the Representative's Option (the "Registrable Securities") in order to effect a public offering thereof, and certain "piggyback" rights to require the registration of such Common Stock on certain registration statements filed by the Company with the Commission. Such registration rights may be transferred to any subsequent holder of the Registrable Securities. Holders of Registrable Securities may exercise their demand registration rights with respect to all or part of their Registrable Securities provided, in either case, that the holders demanding registration represent not less than a majority of the Registrable Securities then outstanding. The Company has agreed to pay all expenses with respect to registration pursuant to the demand registration right described above.

     The 1,281,869 Noteholder Warrants and the 626,823 Placement Agent Warrants were not registered pursuant to the Securities Act at the time of issuance. Holders of the Noteholder Warrants and the Placement Agent Warrants have "demand" rights to require the Company to file a registration statement with respect to their warrants and/or Common Stock issued upon exercise of such warrants in order to effect a public offering thereof, and certain "piggyback" rights to require the registration of their warrants and/or Common Stock on certain registration statements filed by the Company with the Commission. Such registration rights may be transferred to any subsequent holder of the Noteholder Warrants or the Placement Agent Warrants.

     In connection with certain short-term debt financing, the Company issued to
(i) three nonaffiliated persons an aggregate of 50,000 common stock purchase warrants exercisable to purchase 50,000 shares of Common Stock anytime on or before February 28, 2000 at an exercise price of $6.00 per share and (ii) a nonaffiliated entity an aggregate of 150,000 common stock purchase warrants exercisable to purchase 150,000 shares of Common Stock from March 29, 1996 until September 29, 2000 at an exercise price of $5.625 per share. These warrants contain certain "piggyback" rights to require the registration of their Common Stock issued upon exercise of their warrants on certain registration statements filed by the Company with the Commission.

     The Registration Agreement with Diversified gives Diversified certain rights with respect to registering for sale under the Securities Act and applicable state laws the shares that it may acquire pursuant to the Transaction. The Registration Agreement gives Diversified the right, through September 24, 2001, to demand that the Company effect up to three registrations (two of which are to be paid by the Company and one of which will be paid by Diversified) of such shares subject to the conditions set forth in the Registration Agreement. In addition, Diversified has the right to have such shares included in certain registrations under the Securities Act that the Company may effect other than pursuant to such demand, subject to the conditions set forth in the Registration Agreement.

                            SELLING SECURITY HOLDERS

     In addition to the Warrants and the shares of Common Stock underlying the Warrants being offered by the Company by this Prospectus, the Company is registering 54,000 shares of Common Stock and 108,000 Warrants (and the 108,000 shares of Common Stock underlying the 108,000 Warrants), as well as 200,000 shares of Common Stock beneficially owned by The Jansen Trust, on behalf of the beneficial owners thereof (the "Selling Security Holders"). The Company has agreed to bear all expenses (other than underwriting or selling commissions or any fees and disbursements of counsel to the Selling Security Holders) in connection with the registration of these securities.

     The following table sets forth as of the date hereof certain information with respect to the Selling Security Holders. None of such persons has had a material relationship with or has held any position or office with the Company or any of its affiliates or the Representative within the past three years, other than The Jansen Trust. The Company will not receive any of the proceeds from the sale of these securities.

                                   AMOUNT OFFERED FOR ACCOUNT
                                      OF BENEFICIAL OWNER
NAME AND ADDRESS                   --------------------------
OF BENEFICIAL OWNER                 COMMON STOCK   WARRANTS
-------------------                -------------  -----------
The Jansen Trust
3750 Las Vegas Blvd. So.
Las Vegas, NV 89109. . . . . . . .    200,000            0

Marcel Aronheim
567 Fort Washington Avenue, #6E
New York, NY 10033 . . . . . . . .     10,500       21,000

Harvey Blitz
72-19 137th Street
Flushing, NY 11367 . . . . . . . .      4,500        9,000

Gregory Fischbach
71 Audrey Road
Oyster Bay, NY 11771 . . . . . . .      7,500       15,000

Robert Holmes
71 Audrey Road
Oyster Bay, NY 11771 . . . . . . .      7,500       15,000

James Scoroposki
71 Audrey Road
Oyster Bay, NY 11771 . . . . . . .     15,000       30,000

Zeke Investment Partners (1)
569 Canterbury Lane
Berwyn, PA 19312 . . . . . . . . .      9,000       18,000
__________

(1)  Beneficially owned by Edward N. Antoian.

     The sale of these securities may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Security Holders may effect such transactions by selling the securities directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of the securities for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders and any broker-dealers that act in connection with the sale of the securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act.

     With respect to the plan of distribution for the sale by the Selling Security Holders as stated above, (a) to the extent that the securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would need to be set forth in this Prospectus, (b) if the securities are sold in block transactions and the purchaser wishes to resell, such arrangements would need to be described in this Prospectus, and (c) if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required. The Company has been advised that the Selling Security Holders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution, including arrangements either individually or as a group that would constitute an orchestrated distribution of the securities or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.


                              PLAN OF DISTRIBUTION

     The Company has agreed with the Representative not to solicit exercise of the Warrants other than through the Representative. Upon exercise of the Warrants, the Company will pay the Representative a fee of 5% of the aggregate exercise price of Warrants exercised (a portion of which the Representative may re-allow to another broker-dealer soliciting the exercise), if: (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the then-exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc.;
(iii) the Warrant is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made (by delivery of this Prospectus or otherwise) both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrant is not in violation of Rule 10b-6 promulgated under the Exchange Act.

     In connection with the solicitation of Warrant exercises, unless granted an exemption by the Commission from its Rule 10b-6, the Representative and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation activity for the exercise of Warrants until the later of (i) the termination of such solicitation activity, or (ii) the termination (by waiver or otherwise) of any right which the

Representative or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative or any other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the Warrants are exercisable.

                                  LEGAL MATTERS

     The validity of the securities to be offered hereby has been passed upon for the Company by Andrew N. Bernstein, P.C., 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, securities counsel for the Company.

                                     EXPERTS

     The financial statements of the Company as of and for the years ended September 30, 1996 and 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                    YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                                  __________

Report Of Independent Accountants

Financial Statements:

     Balance Sheets As Of September 30, 1996 And 1995

     Statements Of Income (Loss) For The Years Ended September 30, 1996 And
     1995

     Statements Of Cash Flows For The Years Ended September 30, 1996 And 1995

     Statements Of Shareholders' Equity For The Years Ended September 30, 1996 And 1995

Notes To Financial Statements

                       REPORT OF INDEPENDENT ACCOUNTANTS
                                  __________

Board of Directors and Shareholders
Boardwalk Casino, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Boardwalk Casino, Inc. as of September 30, 1996 and 1995, and the related statements of income (loss), shareholders' equity and cash flows for the years ended September 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boardwalk Casino, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years ended September 30, 1996 and 1995 in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.

Las Vegas, Nevada
November 27, 1996, except for
   Notes 6 and 7 as to which the
   date is January 6, 1997

                            BOARDWALK CASINO, INC.
                                BALANCE SHEETS
                          September 30, 1996 And 1995
                                  __________

                                 A S S E T S:

                                                        1996           1995
                                                    ------------    -----------
Current assets:
  Cash and cash equivalents                           $4,772,549     $3,650,236
  Restricted cash equivalents, in escrow accounts              -      1,464,008
  Receivables, net of allowance for doubtful'
   accounts of $17,105 (1996) and $5,400 (1995)          439,857         31,087
  Inventory                                               73,719         65,551
  Prepaid expenses                                       573,964        433,962
                                                    ------------    -----------

    Total current assets                               5,860,089      5,644,844
                                                    ------------    -----------

Property and equipment, net of accumulated
 depreciation of $5,705,685 (1996) and
 $3,340,364 (1995)                                    55,486,285     34,132,377
                                                    ------------    -----------

Other assets:
  Restricted cash equivalents, in escrow accounts              -     16,459,115
  Deferred costs, net of accumulated amortization
    of $239,436 (1996) and $79,714 (1995)              1,645,090      1,379,993
  Other                                                  179,485         77,682
                                                    ------------    -----------

    Total other assets                                 1,824,575     17,916,790
                                                    ------------    -----------

    Total assets                                     $63,170,949    $57,694,011
                                                    ------------    -----------
                                                    ------------    -----------

                    LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                                    $1,281,657     $1,150,830
  Construction accounts payable                          171,283      2,904,205
  Accrued expenses                                     2,547,615        765,434
  Accrued interest expense                                     -      2,600,297
  Notes payable                                                -      2,589,628
  Current portion of obligations under capital
   leases                                              3,115,522        861,616
                                                    ------------    -----------

    Total current liabilities                          7,116,077     10,872,010
                                                    ------------    -----------

Long-term debt                                        40,909,523     35,731,451
Obligations under capital leases, less
 current portion                                       3,400,234      1,474,041
                                                    ------------    -----------

    Total liabilities                                 51,425,834     48,077,502
                                                    ------------    -----------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.001 par value; 15,000,000
   shares authorized; none issued                              -              -
  Common stock, $.001 par value; 15,000,000 shares
   authorized; 7,179,429 (1996) and 6,077,800
   (1995) shares issued and outstanding                    7,179          6,078
  Additional paid-in capital                          22,435,083     15,893,784
  Accumulated deficit                                (10,697,147)    (6,283,353)
                                                    ------------    -----------

    Total shareholders' equity                        11,745,115      9,616,509
                                                    ------------    -----------

    Total liabilities and shareholders' equity      $ 63,170,949    $57,694,011
                                                    ------------    -----------
                                                    ------------    -----------

The accompanying notes are an integral part of these financial statements.

                              BOARDWALK CASINO, INC.
                            STATEMENTS OF INCOME (LOSS)
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                                  __________

                                                           1996            1995
                                                           ----            ----
Revenues:
  Casino                                                $16,897,527     $ 2,128,345
  Rooms                                                   7,224,324       2,824,534
  Food and beverage                                       4,031,278       1,513,466
  Other                                                     837,895         138,607
                                                        -----------     -----------
      Gross revenue                                      28,991,024       6,604,952

Less promotional allowances                              (1,079,467)       (280,502)
                                                        -----------     -----------
                                                         27,911,557       6,324,450
                                                        -----------     -----------
Costs and expenses:
  Casino                                                 10,787,868       2,415,562
  Rooms                                                   3,460,334       1,675,696
  Food and beverage                                       4,168,259       1,745,572
  Other                                                     173,138          64,032
  Selling, general and administrative                     5,174,502       2,209,374
  Depreciation and amortization                           2,525,044         840,168
                                                        -----------     -----------
                                                         26,289,145       8,950,404
                                                        -----------     -----------
Income (loss) from operations                             1,622,412      (2,625,954)
                                                        -----------     -----------
Other (income) expense:
  Interest income                                          (395,416)       (653,740)
  Interest expense                                        7,874,115       3,463,556
  Interest capitalized                                   (1,442,493)     (1,243,558)
  Loss on disposal of property and equipment                  -           1,100,585
                                                        -----------     -----------
                                                          6,036,206       2,666,843
                                                        -----------     -----------
      Income (loss) before extraordinary item            (4,413,794)     (5,292,797)

Extraordinary item - loss on early retirement of debt
  (no current tax benefit available)
                                                              -             (44,029)
                                                        -----------     -----------
      Net income (loss)                                 $(4,413,794)    $(5,336,826)
                                                        -----------     -----------
                                                        -----------     -----------
Income (loss) per share of common stock:
  Income (loss) before extraordinary item               $      (.70)    $      (.90)

Extraordinary item - loss on early retirement of debt         -                (.01)
                                                        -----------     -----------
      Net income (loss) per share of common stock       $      (.70)    $      (.91)
                                                        -----------     -----------
                                                        -----------     -----------
      Weighted average common shares outstanding          6,292,287       5,902,033
                                                        -----------     -----------
                                                        -----------     -----------

The accompanying notes are an integral part of these financial statements.

                              BOARDWALK CASINO, INC.
                             STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                                  __________

                                                                    1996            1995
                                                                    ----            ----
Cash flows from operating activities:
  Net income (loss)                                             $( 4,413,794)   $ (5,336,826)
                                                                ------------    ------------
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
    Depreciation and amortization                                  2,525,044         840,168
    Provision for doubtful accounts                                   11,705            -
    Loss on disposition of property and equipment                       -          1,100,585
    Amortization of original issue discount                          462,472          77,223
    Extraordinary loss on early retirement of debt                      -             44,029
    Changes in operating assets and liabilities:
      (Increase) decrease in receivables                            (420,475)         18,737
      (Increase) in inventory                                         (8,168)        (29,149)
      (Increase) in prepaid expenses                                (197,331)         (8,685)
      Increase in accounts payable, net of amounts
        for capital expenditures                                     130,827         913,353
      Increase in accrued expenses                                 1,782,181         288,199
      (Decrease) increase in accrued interest payable             (2,600,297)      2,589,864
                                                                ------------    ------------
          Net cash (used in) provided by operating activities     (2,727,836)        497,498
                                                                ------------    ------------
Cash flows from investing activities:
  Capital expenditures, net of amounts in accounts payable       (21,209,818)    (20,546,214)
  Net (additions) deductions to restricted cash equivalents
    in escrow accounts                                            17,923,123     (17,923,123)
  (Increase) in deferred costs                                       (93,812)           -
  (Increase) decrease in other assets                                (44,474)         18,551
                                                                ------------    ------------
          Net cash used by investing activities                   (3,424,981)    (38,450,786)
                                                                ------------    ------------
Cash flows from financing activities:
  Proceeds from notes payable borrowings                           3,429,611       2,515,600
  Principal payments of notes payable                             (6,303,639)     (1,196,593)
  Proceeds from long-term debt borrowings,
    net of issuance costs                                          4,668,993      35,272,021
  Principal payments of long-term debt                                  -         (4,644,818)
  Principal payments of capital lease obligations                 (1,062,235)       (568,699)
  Proceeds from issuance of common stock and
    warrants, net of issuance costs                                6,542,400       5,365,046
                                                                ------------    ------------
          Net cash provided  by financing activities               7,275,130      36,742,557
                                                                ------------    ------------
          Net increase (decrease) in cash
            and cash equivalents                                   1,122,313      (1,210,731)

Cash and equivalents, beginning of period                          3,650,236       4,860,967
                                                                ------------    ------------
Cash and equivalents, end of period                             $  4,772,549    $  3,650,236
                                                                ------------    ------------
                                                                ------------    ------------
Supplemental cash flow information:
  Cash paid for interest                                        $ 10,474,412    $    796,471
                                                                ------------    ------------
                                                                ------------    ------------
Schedule of non-cash investing and financing activities:
  Property and equipment acquisitions included
    in accounts payable                                         $    171,283    $  2,904,205
                                                                ------------    ------------
                                                                ------------    ------------
  Capitalized lease obligations incurred                        $  5,242,336    $  2,262,050
                                                                ------------    ------------
                                                                ------------    ------------
  Prepaid insurance financed by note payable                    $       -       $     94,474
                                                                ------------    ------------
                                                                ------------    ------------

The accompanying notes are an integral part of these financial statements.

                           BOARDWALK CASINO, INC.
                    STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED SPETEMBER 30, 1996 AND 1995

                                _____________

                                            Common Stock
                                      -------------------------   Additional
                                         Shares                    Paid-In      Accumulated
                                      Outstanding       Amount      Capital       Deficit          Total
                                      -----------       ------    -----------  -------------    -----------
Balances, September 30, 1994           5,915,000        $5,915    $10,528,901  $   (946,527)    $ 9,588,289

  Issuance of warrants to purchase
   common stock in conjunction
   with bridge loans                           -             -        374,400             -         374,400

  Issuance of warrants to purchase
   common stock in conjunction with
   BCI Notes, net of issuance costs            -             -      4,177,366             -       4,177,366

  Exercises of warrants, net of
   issuance costs                        162,800           163        813,117             -         813,280

  Net loss                                     -             -              -    (5,336,826)     (5,336,826)

                                       ---------        ------    -----------  ------------     -----------
Balances, September 30, 1995           6,077,800         6,078     15,893,784    (6,283,353)      9,616,509
                                       ---------        ------    -----------  ------------     -----------

  Issuance of warrants to purchase
   common stock                                -             -         51,617             -          51,617

  Issuance of common stock, net of
   issuance costs                        721,429           721      4,639,107             -       4,639,828

  Exercises of warrants, net of
   issuance costs                        380,200           380      1,850,575             -       1,850,955

  Net loss                                     -             -              -    (4,413,794)     (4,413,794)
                                       ---------        ------    -----------  ------------     -----------

Balances, September 30, 1996           7,179,429        $7,179    $22,435,083  $(10,697,147)    $11,745,115
                                       ---------        ------    -----------  ------------     -----------
                                       ---------        ------    -----------  ------------     -----------








The accompanying notes are an integral part of these financial statements.

                            BOARDWALK CASINO, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  __________


1.   Summary Of Significant Accounting Policies:

NATURE OF OPERATIONS

Boardwalk Casino, Inc. ("BCI" or the "Company") is a Nevada corporation and was formed in July 1993 for the purpose of operating a casino and a hotel (collectively, the "Boardwalk Hotel and Casino") in Las Vegas, Nevada.

CASINO REVENUE

In accordance with industry practice, BCI recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses.

PROMOTIONAL ALLOWANCES

The retail value of hotel accommodations, food and beverage provided to customers without charge is included in gross revenues and then deducted as promotional allowances to arrive at net revenues. The estimated costs of providing such promotional allowances have been classified as gaming expenses through interdepartmental allocations, as follows:

                                                    Year Ended September 30,
                                                    ------------------------
                                                        1996         1995
                                                     ----------    --------
           Hotel                                     $   79,615    $      -
           Food and beverage                            923,362     359,042
                                                     ----------    --------
                                                     $1,002,977    $359,042
                                                     ----------    --------
                                                     ----------    --------

CASH EQUIVALENTS AND CONCENTRATION OF CREDIT RISK

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company's restricted cash was invested in shares of the Pacific Horizon Treasury Fund which is collateralized by securities issued by the United States Government. In addition, approximately $2,534,000 of the Company's unrestricted cash is also invested in shares of the Pacific Horizon Treasury Fund. At September 30, 1996, the Company has approximately $3,556,000 on deposit with a single financial institution in excess of federally insured limits.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.



Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

1.   Summary Of Significant Accounting Policies, Continued:

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives for property and equipment are 10 to 40 years for buildings and improvements and 5 to 7 years for furniture and equipment. Accelerated depreciation methods are generally used for income tax purposes. Repairs and maintenance are charged to expense when incurred.

A gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation and amortization amounts are removed from the accounts.

PREOPENING COSTS

Preopening costs associated with the expansion of the hotel-casino are expensed as incurred.

DEFERRED COSTS

Costs associated with the issuance of debt are deferred and amortized over the life of the related indebtedness using the effective interest method.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109").
Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EARNINGS PER SHARE

Earnings per share is based on the weighted average number of shares of common stock outstanding during each period. Warrants and options to purchase common stock which were issued in 1996, 1995 and 1994 were excluded from the calculation of earnings (loss) per share, as their inclusion would have been anti-dilutive (by reducing the loss per share).

STOCK-BASED COMPENSATION

In October 1995, Statement of Financial Accounting Standards No. 123 ("SFAS 123") was issued. SFAS 123 established fair value-based financial accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity instruments or by incurring a liability to its supplier in amounts based on the price of its common stock or other equity instruments.


Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

1.   Summary Of Significant Accounting Policies, Continued:

STOCK-BASED COMPENSATION, Continued

SFAS 123 provides that companies may continue to account for employee stock compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Companies that elect not to adopt the fair-value based accounting approach under SFAS 123 for employee stock compensation plans must nevertheless comply with certain disclosure requirements and disclose pro forma net income and earnings per share as if such approach under SFAS 123 had been adopted.

The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995 and the pro forma disclosure requirements are effective for stock awards granted in the first fiscal year beginning after December 15, 1994.

The Company plans to utilize the disclosure option allowed by SFAS 123 and continue to account for stock-based compensation under APB 25.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, particularly with respect to those matters discussed in Notes 2 and 3.

RECLASSIFICATIONS

Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

2.   Casino Expansion And Related Construction Obligations:

The Company is engaged in a three-phase project to expand and renovate its existing hotel and casino facilities (the "Expansion").

Phase one of the Expansion was the renovation and refurbishment of 202 previously existing hotel rooms, which was completed in May 1994 at an approximate cost of $2,100,000.

Phase two of the Expansion was the renovation of the casino by expanding the casino floor space from 15,000 square feet to 33,000 square feet, and increasing the number of slot machines and table games. In addition, the renovated casino also features a full-service race and sports book. Phase two of the Expansion was substantially completed in September 1995 at an approximate cost of $13,924,000.

Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

2.   Casino Expansion And Related Construction Obligations, Continued:

Phase three of the Expansion is the development and construction of a new 16-story 451-room hotel tower, the completion of 27,000 square feet of space on the second floor of the casino which is to provide a buffet area, meeting rooms and entertainment facilities and the construction of two parking garages. A general contractor has been engaged for the construction activities relating to phase three of the Expansion. Completion of the hotel tower portion of phase three of the Expansion was substantially completed in May 1996 at an approximate cost of $19,334,000. Of the total estimated construction cost of the second floor of the casino, the Company has expended approximately $4,171,000 as of September 30, 1996, leaving an unexpended balance of approximately $3,600,000. The balance of the construction will be financed using existing cash, operating cash flow and cash available from other sources, as more fully described in Note 3.

3.   Operating Results, Financial Condition And Management's Plans:

The results of operations for 1996 and 1995 reflect the impact of construction-related activity which restricted customer access to the Company's facilities, and thus negatively impacted operating revenues and operating results during those years. In addition, in April 1995, the Company completed a $40 million debt financing of the BCI Notes (as more fully described in Note
6), which resulted in an annual debt service requirement, excluding principal, of approximately $6,600,000. The Company had no significant source of cash flow during 1996 and 1995 prior to the opening of the new hotel tower, to service the increased interest obligation related to the BCI Notes. The Company raised funds to meet its interest and other cash obligations in 1996 and 1995 through private placement equity offerings and through short-term notes payable and bridge loans. As a result of these developments, Boardwalk Casino, Inc. incurred significant interest expense and net losses of approximately $4,414,000 and $5,337,000 in 1996 and 1995, respectively, and has a working capital deficiency of approximately $1,256,000 at September 30, 1996. Management plans to generate cash from operations based upon the recent completion and opening in 1996 of the hotel and casino facilities under its expansion program.

The Company has arranged for up to $4,000,000 of available working capital borrowings which has been made available by a director and a group of other private investors who have provided other short-term financing to the Company during 1996 and 1995. Such uncollateralized borrowings are available to the Company on an as-needed basis through December 31, 1997 on terms substantially similar to those which had been made available to the Company during 1996.

Management believes that the combination of existing cash, cash flows from operations and the available borrowing capacity are sufficient to meet the Company's obligations as they become due during fiscal 1997.

Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

4.  Property And Equipment:

Property and equipment consists of the following:

                                                       September 30,
                                                --------------------------
                                                    1996           1995
                                                -----------    -----------
        Land and improvements                   $ 3,042,769    $ 2,478,414
        Buildings and improvements               38,736,144     17,582,058
        Gaming equipment                          6,163,617      4,808,135
        Furniture and other equipment             8,077,178      3,830,737
        Construction-in-progress                  5,172,262      8,773,397
                                                -----------    -----------
                                                 61,191,970     37,472,741
        Less: accumulated depreciation           (5,705,685)    (3,340,364)
                                                -----------    -----------
                                                $55,486,285    $34,132,377
                                                -----------    -----------
                                                -----------    -----------


Construction-in-progress at September 30, 1996 is comprised of construction of phase three of the Company's expansion plan, as more fully described in Note
2. During 1995, as part of the refurbishment of the existing facilities, the Company disposed of certain property and equipment resulting in a loss of approximately $1,101,000.

5.   Leases:

The Company has entered into capital lease agreements whereby the Company leases various equipment under two-, three-, five-, seven- and twenty-year leases which expire at various dates through 2015.

Capital lease obligations consists of the following:

                                                                            September 30,
                                                                     ------------------------
                                                                         1996         1995
                                                                     -----------   ----------
Capital lease obligation, interest rate of prime plus 3%, monthly principal and interest payments of $107,267 through August 1997,
 collateralized by slot equipment                                    $ 1,519,684   $1,602,000

Capital lease obligation, with effective interest rate of 12.50%
 due in monthly installments of $41,817, including interest, through
 November 1998, collateralized by casino and hotel equipment             948,248          -

Capital lease obligation, interest rate of 10%, semi-annual
 principal and interest payments of $20,721 through August 2015,
 uncollateralized                                                        337,988      355,556

Capital lease obligation, with effective interest rate of 12.50%
 due in monthly installments of $23,418 through May 1999,
 collateralized by slot equipment                                        600,732          -


Continued

                                      F-11


                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

5.   Leases, Continued:

                                                                            September 30,
                                                                     ------------------------
                                                                         1996         1995
                                                                     -----------   ----------
Capital lease obligation, with effective interest rate of 12.50%
 due in monthly installments of $61,794 through September 1999,
 collateralized by hotel furniture, fixtures and equipment           $ 1,822,938          -

Capital lease obligations with effective interest rates ranging from 9.36% to 12.90%, due in aggregate monthly installments of
 $7,619, and ending at various times in 2001, collateralized by
 phone equipment                                                         346,070   $  130,198

Capital lease obligation, with effective interest rate of 12.50%
 due in monthly installments of $9,083 through October 2000,
 collateralized by signage equipment                                     347,222          -

Other                                                                    592,874      247,903
                                                                     -----------   ----------

                                                                       6,515,756    2,335,657
Less amounts classified as current                                    (3,115,522)    (861,616)
                                                                     -----------   ----------

                                                                     $ 3,400,234   $1,474,041
                                                                     -----------   ----------
                                                                     -----------   ----------

Property and equipment include the following property leased under capital leases as of September 30, 1996 and 1995:

                                                   1996           1995
                                               -----------     ----------
     Cost of equipment under capital leases    $ 7,001,501     $1,961,088
     Less, accumulated depreciation             (1,018,864)       (30,986)
                                               -----------     ----------
                                               $ 5,982,637     $1,930,102
                                               -----------     ----------
                                               -----------     ----------


Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

5.   Leases, Continued:

Future minimum lease payments, by year and in the aggregate, under capital leases with initial or remaining terms of one year or more consist of the following at September 30, 1996.

     1997                                                  $3,676,551
     1998                                                   1,909,832
     1999                                                   1,289,360
     2000                                                     368,727
     2001                                                     134,706
     Thereafter                                               580,188
                                                          -----------

         Total minimum lease payments                       7,959,364
     Less amount representing interest                     (1,443,608)
                                                          -----------

         Present value of minimum lease payments            6,515,756
     Less current portion                                  (3,115,522)
                                                          -----------

         Long-term obligations under capital leases       $ 3,400,234
                                                          -----------
                                                          -----------

The Company leases as lessor certain retail space in its casino facilities under operating lease agreements. The leases are short-term and renewable based upon mutual agreement between the Company and the lessee. Rental income under these agreements totaled $230,566 and $12,000 for the years ended September 30, 1996 and 1995, respectively.

6.   Long-Term Debt:

Long-term debt consists of the following:

                                                                              September 30,
                                                                       -------------------------
                                                                           1996          1995
                                                                       -----------   -----------
16.50% First Mortgage Notes due March 31, 2005 (the BCI Notes) with interest payable semi-annually, net of unamortized original issue
 discount of $4,090,477 (1996) and $4,268,549 (1995) (see below)       $35,909,523   $35,731,451

Eurodollar rate plus 2% convertible subordinated note payable due
 September 23, 1998 with interest payable quarterly (see below)          5,000,000           -
                                                                       -----------   -----------

                                                                       $40,909,523   $35,731,451
                                                                       -----------   -----------
                                                                       -----------   -----------


Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

6.   Long-Term Debt, Continued:

On April 11, 1995, the Company completed a private placement of the BCI Notes. The offering generated net proceeds of approximately $30,652,000 (after deducting debt issue costs and approximately $4,620,000 used to repay principal and accrued interest on existing indebtedness). The BCI Notes are collateralized by a first mortgage on substantially all of the assets of the Company, including the expansion project. The Company recorded an original issue discount of $4,345,772 in connection with the BCI Notes, related to the issuance of 1,908,692 warrants to purchase common stock (exercisable at $6.00 per share), based on the estimated market value of the warrants at the date of issuance. Terms of the warrants are more fully described in Note 7.

The indenture governing the BCI Notes (the "Indenture") limited the use of the net proceeds from the offering to fund the cost of the hotel and casino expansion. The proceeds were placed in escrow with a trustee pending draw-downs for qualifying project expenditures and were classified as restricted cash equivalents, in escrow accounts, in the accompanying financial statements. All of the proceeds from the BCI Notes have been used as of September 30, 1996. The BCI Notes are not subject to mandatory redemption, except upon a change of control, decline in net worth, or certain asset sales, all as defined in the Indenture. The Company has the option to redeem the BCI Notes, beginning after September 2001 at a premium, as defined in the Indenture.

The Indenture contains covenants that, among other things, limit the ability of the Company to pay dividends or incur additional indebtedness. Additional indebtedness is limited to $5,000,000 of additional uncollateralized debt issuances and $7,000,000 of equipment leases of which the recourse portion cannot exceed $2,000,000. As of September 30, 1996, the Company had equipment leases with recourse totaling approximately $6,178,000. In December 1996, the terms of the Indenture were modified to allow for an increase in the $2,000,000 recourse portion of the Indenture for the additional obligations entered into during 1996.

The Indenture also requires the Company to maintain a minimum net worth. The net worth can be no less than the sum of $6,000,000 plus the proceeds from the sale of common stock and 50% of the net income of the Company for all periods beginning after April 1, 1995 (any net loss during that period may not be deducted for purposes of the calculation).

In September 1996, the Company executed a $5,000,000 subordinated, convertible promissory note collateralized by a second deed of trust on the assets of the Company. Interest is payable quarterly at the applicable Eurodollar rate plus 2% with principal due September 23, 1998 if not converted by the noteholder. Prior to payment in full by the Company and subject to regulatory approval, the noteholder may convert the unpaid principal balance of the note into common shares of the Company. The number of shares into which the note may be converted shall be determined by dividing the unpaid principal balance by $7.50.

Continued

                           BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

6.   Long-Term Debt, Continued:

Maturities of BCI's long-term debt are as follows:

      Year Ending
     September 30,
     -------------
         1997                                                $      -
         1998                                                   5,000,000
         1999                                                       -
         2000                                                       -
         2001                                                       -
         Thereafter                                            40,000,000
                                                              -----------
                                                              $45,000,000
                                                              -----------
                                                              -----------

7.   Shareholders' Equity:

A summary of the Company's equity transactions and issuances of warrants to purchase common stock are summarized in the following paragraphs. At September 30, 1996 and 1995, the Company had the following warrants to purchase shares of common stock outstanding:

                                                                Warrants Issued  Warrants Issued
                                               Warrants Issued   In Connection    In Connection
                                  1994 Bridge   In Connection    With Issuance     With Private
                                   Financing     With Notes          Of BGI         Placement
                                  And IPO (a)     Payable (b)       Notes (c)      Offering (d)     Total
                                  -----------  ---------------  ---------------  ---------------  ---------
  Exercise price                       $5.00    $5.625, $6.00             $6.00         $7.50
                                                    and $8.00

  Expiration date                  Feb. 1998    Sept. 2000 to    April 2000 to      June 2000
                                                   Sept. 2005     Apr. 1, 2005

Balances, September 30, 1994       4,130,000             -                 -             -        4,130,000

  Issued                                -             208,000         1,908,692          -        2,116,692

  Exercised                         (162,800)            -                 -             -         (162,800)
                                   ---------    -------------    --------------     ---------     ---------

Balances, September 30, 1995       3,967,200          208,000         1,908,692          -        6,083,892

  Issued                                -                -                 -           75,000        75,000

  Exercised                         (380,200)            -                 -              -        (380,200)
                                   ---------    -------------    --------------     ---------     ---------

Balances, September 30, 1996       3,587,000          208,000         1,908,692         75,000    5,778,692
                                   ---------    -------------    --------------     ---------     ---------
                                   ---------    -------------    --------------     ---------     ---------

Continued

                           BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

7.   Shareholders' Equity, Continued:

(a)  1994 bridge financing, common stock offering and warrant exercises:

     In 1994 the Company issued 450,000 warrants to purchase its common stock in connection with a bridge financing (the "Bridge Warrants"). Each Bridge Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $5.00 per share and expires in February 1998. The Bridge Warrants contain provisions that protect the bridge warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. Upon completion of the initial public offering of the Company's common stock in February 1994, the Bridge Warrants were automatically converted into warrants identical to the Offering Warrants (described below). A bridge warrantholder does not possess any rights as a shareholder of the Company.

     The Company may redeem the Bridge Warrants at a price of $0.001 per Bridge Warrant upon 60 days' prior written notice if the closing bid quotation of the common stock has been at least $10.00 on all 20 of the trading days ending on the third day prior to the day on which notice of redemption is given.

     On February 11, 1994, the Company completed an initial public offering of its common stock. The Company issued 1,840,000 shares of common stock at a selling price of $5.00 per share and issued 3,680,000 warrants (the "Offering Warrants") at a selling price of $0.10 per warrant. The Company received net proceeds of $7,706,109 for the stock and warrants, after deducting underwriters' commissions and offering expenses.

     Each Offering Warrant entitles the holder thereof to purchase one share of common stock at a price of $5.00 per share until February 11, 1998, at which time the Offering Warrant expires. The Offering Warrants contain provisions that protect the warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

     The Company may redeem the Offering Warrants at a price of $0.001 per Warrant upon 60 days' prior written notice if the closing bid quotation of the common stock has been at least $10.00 on all 20 of the trading days ending on the third day prior to the day on which notice of redemption is given.

     In connection with the offering, the Company also sold the underwriter, for $100, an option (the "Option") to purchase 160,000 shares of common stock and 320,000 Warrants. The Option has an exercise price of $7.00 per share of common stock and $0.14 per Warrant (140% of the respective original offering prices). The Option is exercisable for a 36-month period, commencing on February 11, 1995 and expiring on February 11, 1998.

     During 1996 and 1995, respectively, 380,200 and 162,800 warrants to purchase the Company's common stock were exercised for an equal number of shares of the Company's common stock. All of the warrants had an exercise price of $5.00, resulting in net proceeds to the Company of $1,850,955 and $813,280 after issuance costs in 1996 and 1995, respectively.

Continued

                           BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED

7.   Shareholders' Equity, Continued:

(b)  1995 bridge financing transactions:

     The Company issued 50,000 warrants to purchase its common stock in connection with $1,000,000 of bridge loans, which loans have been repaid. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $6.00 per share. The warrants expire in February 2000. The warrants contain provisions that protect the warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

     The Company issued 150,000 warrants to purchase its common stock in connection with a 10% note payable issued in 1995, which note has been repaid. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $5.625 per share. The warrants are exercisable between March 1996 and September 2000. The warrants contain provisions that protect the warrantholders against dilution by adjustments of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

     The Company issued 8,000 warrants to purchase its common stock in connection with a $400,000, 12% note payable issued in 1995, which note has been repaid. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $8.00 per share. The warrants expire in September 2005. A warrantholder does not possess any rights as a shareholder of the Company.

(c)  BCI Notes offering:

     As discussed in Note 6, the Company issued 1,908,692 warrants to purchase its common stock in connection with the BCI Notes. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $6.00 per share and 626,823 and 1,281,869 of the warrants expire in April 2000 and April 2005, respectively. The warrants contain provisions that protect the warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

(d)  1996 private placement equity offering:

     During 1996, the Company completed a private placement offering in which it issued 150,000 shares of its common stock for $6.25 per share. In connection with the issuance of the common stock, the Company also sold 75,000 warrants to purchase common stock for $.25 per warrant. Each warrant entitles the holder thereof to purchase one share of common stock at a price of $7.50 per share until June 2000, at which time the warrant expires. The Company received net proceeds of $956,250 for the issuance of the stock and warrants.

                           BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENT, CONTINUED
                                  __________

7.   Shareholders' Equity, Continued:

SEPTEMBER 1996 PRIVATE PLACEMENT EQUITY OFFERING

In September 1996, the Company completed a private placement offering of 571,429 shares of its common stock at a selling price of $7.00 per share. The Company received net proceeds of $3,735,195 for the stock, after deducting offering expenses.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

In December 1996, the Company's shareholders voted to amend the Company's articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 50,000,000.

STOCK OPTION PLANS

On April 26, 1994, the Board of Directors adopted (and on March 15, 1995 the shareholders approved) the 1994 Stock Compensation Plan (the "1994 Plan"). The 1994 Plan provides that incentive stock options and nonqualified stock options may be granted to certain officers, directors (other than Outside Directors), employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee.

The Company has granted a total of 745,000 options exercisable at prices ranging from $6.25 to $9.00 expiring between April 26, 1999 and September 26, 2005. The options were granted at exercise prices equal to the fair market value (or in the case of options granted to the president and majority shareholder at 110% of market value) as of the date of grant. The options vest in 25% increments annually, subject to acceleration upon a change in control of the Company, as defined in the 1994 Plan agreement.

The grants of 450,000 of the options described above were subject to shareholder approval of an increase in the authorized number of shares reserved for issuance under the 1994 Plan to 2,000,000 shares. Such approval was received during 1996.

OUTSIDE DIRECTORS STOCK OPTION PLAN

On April 26, 1994, the Board of Directors adopted (and on March 15, 1995 the shareholders approved) the Outside Directors Stock Option Plan (the "Plan").

The Company has granted nonqualified options to three of its directors to purchase 100,000 shares of the Company's common stock. The options are exercisable at prices of $6.75 and $6.25 expiring between April 26, 2004 and April 26, 2005. The foregoing options were granted at an exercise price equal to the fair market value of the common stock as of the date of grant. The options vest in 25% increments annually, subject to acceleration upon a change in control of the Company, as defined in the Plan agreement.

Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

8.   Income Taxes:

The following is a reconciliation of income taxes at the Federal statutory rate with income taxes recorded by the Company:

                                                      1996          1995
                                                  -----------    -----------
Tax benefit computed at federal
 statutory income tax rate (35%)                  $(1,545,000)   $(1,868,000)
Unrecognized tax benefit from operating losses      1,494,000      1,852,000
Other, net                                             51,000          6,000
                                                  -----------    -----------
Total income tax provision (benefit)              $         -    $         -
                                                  -----------    -----------
                                                  -----------    -----------

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax assets and liabilities consist of the following at September 30, 1996 and 1995:

                                                      1996          1995
                                                  -----------    -----------
DEFERRED TAX ASSETS:
  Federal net operating loss carryforward         $ 3,524,000    $ 2,051,000
  Write-off of existing casino facilities
   during expansion                                         -        307,000
  Gaming tax assessment                               175,000              -
  Other                                                30,000         48,000
    Total deferred tax assets                       3,729,000      2,406,000
                                                  -----------    -----------
DEFERRED TAX LIABILITIES:
  Depreciation                                       (674,000)      (490,000)
                                                  -----------    -----------

    Total deferred tax liabilities                   (674,000)      (490,000)
                                                  -----------    -----------

Valuation allowance                                (3,055,000)    (1,916,000)
                                                  -----------    -----------

Net deferred taxes                                $         -    $         -
                                                  -----------    -----------
                                                  -----------    -----------

No federal income tax provision (benefit) has been recorded in the 1996 and 1995 financial statements, and the Company operates wholly in Nevada and, therefore, has no state income tax liability.

As of September 30, 1996, the Company had a federal net operating loss carryforward of approximately $10,568,000 which expires between 2009 and 2011.

9.   Commitments And Contingencies:

The Company has pending certain legal actions and claims incurred in the normal course of business and is actively pursuing the defense thereof. In the opinion of management, these actions and claims are either without merit or are covered by insurance and will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

9.   Commitments And Contingencies, Continued:

HOLIDAY INN-REGISTERED TRADEMARK- FRANCHISE AGREEMENT

The Company was granted a Holiday Inn-Registered Trademark- ten-year franchise license on June 16, 1994 after completing renovation of its existing hotel, consisting of 126 rooms in a high-rise tower and 75 annex rooms. The agreement required an application fee of $77,500, (which is reflected in other assets and is being amortized over the life of the agreement). The agreement provides that the Company will pay to Holiday Inn-Registered Trademark- (i) a monthly royalty of 5% of the gross rooms revenues; (ii) a "marketing contribution" of 1.5% of the gross rooms revenues; (iii) a "reservation contribution" of 1.0% of the gross rooms revenues; and (iv) a monthly Holidex fee of $6.43 for each guest room. The license granted under the agreement expires ten years from the date of the opening of the hotel under the "Holiday Inn" system, subject to earlier termination as set forth therein.

GAMING TAX ASSESSMENT

During the last two quarters of 1996, based on the advice of legal counsel, the Company accrued a total loss contingency of $500,000 related to an anticipated gaming tax assessment from the Nevada Gaming Control Board ("NGCB"). The NGCB has audited the Company's gaming tax returns in 1996 and the Company believes it is probable that the NGCB will determine that the Company has improperly deducted certain promotional wagers by patrons in calculating gross revenue for gaming tax purposes. The Company plans to appeal an assessment; however, the likelihood of a successful outcome cannot be determined.

10.  Related-Party Transactions:

OFFICE SPACE LEASE

During 1996 and 1995, the Company leased office space and storage facilities for its corporate offices from the majority shareholders for approximately $8,375 per month. For the years ended September 30, 1996 and 1995, rent expense under this lease was $101,375 and $43,874, respectively.

Effective October 1, 1996, the Company amended the lease and the monthly rental increased to approximately $70,000 per month. The lease term is for two years and allows the Company to use the facilities for any purpose. The Company has options to extend the lease up to an additional 28 years. The lease agreement provides the Company with the first right of refusal to purchase the land and building at their fair value should the shareholders decide to sell them. The lease agreement also entitles the Company to the rental income from the existing lessees during the lease term. The existing lessees are on short-term renewable leases with current rents totaling approximately $39,000 per month.

RECEIVABLE FROM HOLIDAY GIFTS, INC.

During the period from October 1, 1993 through February 11, 1994, the Company paid certain overhead and general and administrative expenses on behalf of Holiday Gifts, Inc. ("HGI"), a company affiliated through common ownership. As of September 30, 1996 and 1995, the receivable balance was $3,499 and $12,682, respectively.



Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

10.  Related-Party Transactions, Continued:

RECEIVABLE FROM HOLIDAY GIFTS, INC., Continued

The Company leases retail space to HGI. During the years ended September 30, 1996 and 1995, rental income from HGI was $11,000 and $12,000, respectively. Effective October 1, 1996, rental income from HGI increased to $5,000 per month.

11.  Bridge Loans And Related Extraordinary Losses:

1995 BRIDGE LOANS

In February 1995, the Company, in a private placement offering, completed the issuance of 12% promissory notes aggregating $1,000,000. In connection with the financing, the Company issued lenders 50,000 warrants to purchase common stock (exercisable at $6.00 per share). These notes were repaid in April 1995 from the proceeds of the BCI Notes.

Original issue discount of these notes was attributable to the 50,000 warrants and totaled $90,000 of which $25,847 was amortized through April 1995. The balance of the original issue discount ($64,153) was written-off upon early extinguishment of the debt, and was treated as an extraordinary loss.

EARLY EXTINGUISHMENT OF INDEBTEDNESS

The Company repaid certain other indebtedness with proceeds from the BCI Notes in 1995. Unamortized debt issuance costs ($60,827) which had been capitalized were written-off upon early extinguishment. Additionally, a settlement was reached with a vendor for an outstanding capital lease obligation. The settlement of the obligation was for less than the amount outstanding which resulted in a gain on early extinguishment of debt of $80,951. Because the Company is in a tax loss carryforward position, no tax benefit has been recognized for the net extraordinary losses in 1996.

1996 BRIDGE LOANS

In November 1995, the Company executed a $600,000, 10% uncollateralized promissory note with principal and interest due in May 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996 as more fully described in Note 6.

In December 1995, the Company executed a $500,000, 12% uncollateralized promissory note to the Company's majority shareholder and CEO with principal and interest due in September 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996 as more fully described in Note 6.

In March 1996, the Company executed a $500,000, 10% uncollateralized promissory note to a director of the Company with principal and interest due in September 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996 as more fully described in Note 6.


Continued

                            BOARDWALK CASINO, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                  __________

11.  Bridge Loans And Related Extraordinary Losses, Continued:

1996 BRIDGE LOANS, Continued

In March 1996, the Company executed a $750,000, 12% uncollateralized promissory note to the Company's majority shareholder and CEO with principal and interest due in September 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996, as more fully described in Note 6.

12.  Fair Value Of Financial Instruments:

The estimated fair value of the Company's financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations and notes payable approximate their respective fair values due to the short-term maturities and approximate market interest rates of these instruments. Management is unable to determine a fair value for the outstanding BCI Notes.

==============================================================================


  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVE BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 ______________





                               TABLE OF CONTENTS
                                                                        Page
                                                                        ----
Additional Information..................................................   2
Prospectus Summary......................................................   3
Risk Factors............................................................   5
Use of Proceeds.........................................................   9
Dividend Policy.........................................................   9
Price Range of Common Stock.............................................  10
Management's Discussion and Analysis or Plan of Operation...............  11
Business................................................................  17
Regulation and Licensing................................................  24
Management..............................................................  29
Principal Stockholders..................................................  35
Certain Transactions....................................................  37
Description of Securities...............................................  40
Shares Eligible for Future Sale.........................................  46
Selling Security Holders................................................  48
Plan of Distribution....................................................  49
Legal Matters...........................................................  50
Experts.................................................................  50
Financial Statements.................................................... F-1


==============================================================================


==============================================================================


                           3,587,000 COMMON STOCK
                              PURCHASE WARRANTS
                                     AND
                      3,587,000 SHARES OF COMMON STOCK
                       UPON EXERCISE OF THE WARRANTS
                                     AND
                       254,000 SHARES OF COMMON STOCK






                                 BOARDWALK
                                  CASINO,
                                   INC.




                               _____________

                                PROSPECTUS
                              ______________







                               _______, 1997




==============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada Revised Statutes and Article IV of the Company's Restated Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company.
The Restated Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

     The Company's Restated Articles of Incorporation also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company may seek to obtain directors' and officers' liability insurance.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     *Printing Expenses...............   $ 5,000
     *Legal Fees and Expenses.........    20,000
     *Accounting Fees and Expenses....    10,000
     *Miscellaneous Expenses..........     5,000
                                         -------
          TOTAL.......................   $40,000

          -------------
          *Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information sets forth all shares of the $.001 par value Common Stock of the Registrant sold by it within the past three years which were not registered under the Securities Act of 1933, as amended. The Registrant was incorporated as a Nevada corporation on July 27, 1993.

     The total number of outstanding shares of Common Stock as of January 27, 1997 was 7,179,429.

     Effective October 1, 1993, the small business issuer entered into a subscription agreement (the "VC Subscription Agreement") with all of the partners of VC, Ltd., Limited Partnership, an affiliated Nevada limited partnership ("VC"). The sole general partner of VC was Holiday Gifts, Inc., a Nevada corporation ("HGI") whose sole shareholders at that time were Norbert W. Jansen and Avis P. Jansen, founders, directors, executive officers and the principal shareholders of the small business issuer. VC owned certain real property upon which VC owned and operated the Boardwalk Hotel. Pursuant and subject to the terms and conditions of the VC Subscription Agreement, the small business issuer acquired all of the VC partners' interests in and to VC, including the real property and the Boardwalk Hotel (the

"Hotel Assets"), by the issuance to the VC partners of an aggregate of 1,485,714 unregistered shares of Common Stock, as follows:

          Holiday Gifts, Inc. (as General Partner)     757,714 Shares
          Carl and Judith Arfa, Trustee                 64,000 Shares
          Kenneth and Mary Berry                        32,000 Shares
          Bonnie C. Cordova                             16,000 Shares
          David Cordova                                 64,000 Shares
          Robert L. Faiman, Trustee                     96,000 Shares
          Charles and Phyllis Frias                    160,000 Shares
          Antoinette Harris, Trustee                    32,000 Shares
          Wendy Harris                                  16,000 Shares
          Holiday Gifts, Inc. (as Limited Partner)      16,000 Shares
          William C. and Inga H. Hudson                 16,000 Shares
          James D. Hunt                                 16,000 Shares
          Avis P. Jansen                               112,000 Shares
          V.A. Ram, Trustee                             24,000 Shares
          Edward G. and Anna L. Sims                    32,000 Shares
          William and Ruth Veprin, Trustee              32,000 Shares

     As a result of the foregoing transaction, the small business issuer acquired all of the liabilities of VC, including the obligations of VC to Bank of America Nevada f/k/a Valley Bank of Nevada pursuant to certain promissory notes of VC dated April 25, 1985 in the original principal amount of $4,000,000 and dated December 1, 1987 in the original principal amount of $1,000,000 (collectively, the "Bank Loans").

     Effective October 1, 1993, the small business issuer entered into a purchase and sale agreement (the "Jansen Acquisition Agreement") with Norbert
W. Jansen ("Jansen"), the then president, principal shareholder and a director of the small business issuer. Jansen owned certain real property upon which HGI operated the Boardwalk Casino. Pursuant and subject to the terms and conditions of the Jansen Acquisition Agreement, the small business issuer acquired all of Jansen's interests in and to the real property and the Boardwalk Casino (the "Casino Assets") by the issuance to Jansen of 1,605,250 unregistered shares of Common Stock. As a result of this transaction and as part of the consideration paid by the small business issuer, the Casino Assets continued to secure the obligations of VC to Bank of America Nevada f/k/a Valley Bank of Nevada in connection with the Bank Loans.

     Effective October 1, 1993, the small business issuer entered into a purchase and sale agreement (the "HGI Acquisition Agreement") with HGI. Pursuant to prior leases formerly with VC, Jansen and the small business issuer, HGI operated, among other things, the casino and related facilities at the Boardwalk Hotel & Casino and was the owner of certain gaming equipment and related assets used in connection therewith. Pursuant and subject to the terms and conditions of the HGI Acquisition Agreement, the small business issuer acquired all of HGI's interests in and to the casino leases (but not its gaming equipment and devices) (the "Gaming Assets") by the issuance to HGI of 759,036 unregistered shares of Common Stock.

     The foregoing 3,850,000 shares have been marked with restrictive legends and are "restricted" shares as defined by Rule 144 promulgated under the Securities Act of 1933, as amended. No underwriter was involved in the distribution of these securities, and no commissions were paid in connection therewith.

Accordingly, the small business issuer believes that these transactions are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder as private transactions which did not involve a public offering of securities. The purchasers are aware that the shares were not registered under the Securities Act of 1933, as amended, and cannot be reoffered or sold until they have been so registered or until the availability of the exemption therefrom has been established to the satisfaction of the small business issuer.

     On November 12, 1993 and December 10, 1993, the small business issuer issued an aggregate of 225,000 shares of Common Stock, 450,000 Warrants to purchase 450,000 shares of Common Stock and $750,000 principal amount of promissory notes to 19 accredited investors in a bridge financing, as follows:

                                Promissory      Shares of       Number of
     Name                          Note        Common Stock      Warrants
     ----                       ----------     ------------     ---------
United Growth Fund, Inc.          $25,000          7,500           15,000
Europe American Capital Corp.     $25,000          7,500           15,000
Vista Management Corp.           $200,000         60,000          120,000
Irwin and Selma Roth              $50,000         15,000           30,000
Edwin F. Wolfman                  $25,000          7,500           15,000
John J. Pasquale                  $50,000         15,000           30,000
Joseph Pennacchio                 $50,000         15,000           30,000
Michael F. Dawson                 $25,000          7,500           15,000
Joseph Lupo Profit Sharing Plan   $25,000          7,500           15,000
Marcel Aronheim                   $35,000         10,500           21,000
Harvey Blitz                      $15,000          4,500            9,000
The Bridge Fund N.V.              $40,000         12,000           24,000
Timothy F. Connolly                $5,000          1,500            3,000
Herbert H. Feldman                $25,000          7,500           15,000
Gregory Fischbach                 $25,000          7,500           15,000
Robert Holmes                     $25,000          7,500           15,000
James Scoroposki                  $50,000         15,000           30,000
Alvin Silver                      $25,000          7,500           15,000
Zeke Investment Partners          $30,000          9,000           18,000
                                 --------        -------          -------
     Total                       $750,000        225,000          450,000

     The issuance of the foregoing securities was made without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and in compliance with Rule 506 of Regulation D under the Securities Act. Investors Associates, Inc. acted as the placement agent in the bridge financing and received a cash selling commission equal to 10% of the purchase price of the securities sold ($75,000) and a nonaccountable expense allowance of 3% of the purchase price of the securities ($22,500).

     During February and March 1995, the small business issuer issued an aggregate of $1,000,000 in 12% promissory notes with maturity dates of six
(6) months to three persons. In connection therewith, the small business issuer issued to the foregoing three persons an aggregate of 50,000 common stock purchase warrants exercisable to purchase 50,000 shares of Common Stock at $6.00 per share anytime on or before February 28, 2000, as follows:

     Name           Promissory Note          Number of Warrants
     ----           ---------------          ------------------
Robert Holmes           $600,000                    30,000
Michael Neider          $100,000                     5,000
James Scoroposki        $300,000                    15,000

     On September 29, 1995, the small business issuer issued a $2,400,000 promissory note with a maturity date of three (3) months to Woodland Partners, which was subsequently extended to January 10, 1996. In connection therewith, the small business issuer issued to Woodland Partners an aggregate of 150,000 common stock purchase warrants exercisable to purchase 150,000 shares of Common Stock at $5.625 per share from March 29, 1996 until September 29, 2000.

     The foregoing promissory notes and warrants have been marked with restrictive legends and are "restricted" securities as defined by Rule 144 promulgated under the Securities Act. No underwriter was involved in the distribution of these securities, and no commissions were paid in connection therewith. Accordingly, the small business issuer believes that these transactions are exempt from registration pursuant to Section 4(2) of the Securities Act as private transactions which did not involve a public offering of securities. The purchasers are aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be reoffered or sold until they have been so registered or until the availability of the exemption therefrom has been established to the satisfaction of the small business issuer.

     On April 12, 1995, the small business issuer completed the private sale of $40 Million 16.5% First Mortgage Notes Due 2005 (the "Notes"). The Notes were issued to Franklin Custodian Funds, Inc. - Income Series under the Indenture between Boardwalk Casino, Inc., Issuer and Shawmut Bank, N.A., Trustee for $40,000,000 16.5% First Mortgage Notes Due March 31, 2005, Dated as of April 7, 1995. In connection therewith, the small business issuer issued to Franklin Custodian Funds, Inc. - Income Series 1,281,869 common stock purchase warrants exercisable to purchase 1,281,869 shares of Common Stock at $6.00 per share anytime before April 11, 2005. The issuance of the foregoing securities was made without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. Brenner Securities Corporation acted as the placement agent and financial advisor in this transaction and received a cash selling commission equal to 3% of the purchase price of the securities sold ($1,200,000). In addition, Brenner Securities Corporation (and its affiliates) were issued an aggregate of 626,823 common stock purchase warrants exercisable to purchase 626,823 shares of Common Stock at $6.00 per share anytime before April 11, 2000.

     In June 1996, the small business issuer completed a private offering of 15 Units, each Unit consisting of 10,000 shares of Common Stock valued at $6.25 per share and 5,000 warrants valued at $0.25 per warrant, for total gross proceeds of $956,250. Each warrant entitles the holder to purchase one unregistered share of Common Stock at a price of $7.50 at any time until June 17, 2000. The issuance of the foregoing securities was made without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and in compliance with Rule 506 of Regulation D under the Securities Act. No underwriter was involved in the distribution of these securities, and no commissions were paid in connection therewith. The purchasers of the Units were Tina Hunt Coots (2 Units), James
D. Hunt, Jr. (2 Units), James D. Hunt (4 Units), Glenna K. Hunt (2 Units), Carl Arfa and Judith Arfa (1 Unit) and Grove, Inc. (4 Units).

     On September 25, 1996, the small business issuer sold to Diversified Opportunities Group Ltd. ("Diversified"), an Ohio limited liability company, 571,429 shares of Common Stock at a price of $7.00 per share for a total purchase price of $4,000,000 and issued to Diversified a convertible subordinated note in the principal amount of $5,000,000. Subject to regulatory approvals, the note is convertible into a number of shares determined by dividing the then unpaid principal balance of the note by $7.50. The principal of the note is due and payable in September 1998. The issuance of the foregoing securities was made without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. No underwriter was involved in the distribution of these securities, and no commissions were paid in connection therewith.

ITEM 27.  EXHIBITS

 1.1    Form of Underwriting Agreement, as amended.*
 1.2    Form of Selected Dealers Agreement.*
 1.3    Form of Agreement Among Underwriters.*
 1.4    Form of Warrant Solicitation Fee Agreement.*
 3.1    Restated Articles of Incorporation of the Registrant.*
 3.2 Certificate of Amendment to Articles of Incorporation of the Registrant.**
 3.3    Bylaws of the Registrant.*
 4.1    Form of Specimen Common Stock Certificate.*
 4.2    Form of Specimen Warrant Certificate.*
 4.3    Form of Representative's Option, as amended.*
 4.4    Form of Warrant Agreement.*
 4.5 Indenture between Boardwalk Casino, Inc., Issuer and Shawmut Bank, N.A., Trustee for $40,000,000 16.5% First Mortgage Notes Due March 31, 2005, Dated as of April 7, 1995.*
 5.1 Opinion of Andrew N. Bernstein, P.C., securities counsel for the Registrant, as to the legality of the securities being registered.*
10.1 Subscription Agreement between the Registrant and the Partners of VC, Ltd., Limited Partnership (the "VC Subscription Agreement").*
10.2 Acquisition Agreement between the Registrant and Norbert W. Jansen (the "Jansen Acquisition Agreement").*
10.3 Acquisition Agreement between the Registrant and Holiday Gifts, Inc. (the "HGI Acquisition Agreement").*
10.4    Holiday Inns Franchising, Inc. License Agreement with the Registrant.*
10.5    Form of Consulting Agreement with Horatio Management Corp.*
10.6    Form of Mergers and Acquisitions Agreement with Investors Associates,
        Inc.*
10.7    Outside Directors Stock Option Plan of Boardwalk Casino, Inc.**
10.8    1994 Stock Compensation Plan of Boardwalk Casino, Inc.**
10.9    Employment Agreement between Boardwalk Casino, Inc. and Norbert W.
        Jansen.**
10.10   Employment Agreement between Boardwalk Casino, Inc. and Louis J.
        Sposato.**
10.11 Employment Agreement between Boardwalk Casino, Inc. and Forrest J. Woodward, II.***
10.12 Purchase Agreement dated as of September 24, 1996, by and among Diversified, Jansen and the Company.****
10.13 Convertible Subordinated Note dated September 24, 1996, executed by the Company in favor of Diversified.****
10.14 Option and Proxy Agreement dated as of September 24, 1996, by and among Diversified, Jansen and the Company.****

10.15 Registration Agreement dated as of September 24, 1996, by and between Diversified and the Company.****
10.16 Lease Agreement effective as of October 1, 1996, by and between Jansen and the Company.****
23.1 Consent of Andrew N. Bernstein, P.C. (included in their opinion filed as Exhibit 5.1).*
23.2    Consent of Coopers & Lybrand L.L.P.
23.7    Financial Data Schedule.

------------------
  *   -   Previously filed
  **  -   Incorporated by reference to the Report on Form 10-KSB for the fiscal year ended September 30, 1994, file number 1-12780.
  *** - Incorporated by reference to the Report on Form 10-KSB for the fiscal year ended September 30, 1995, file number 1-12780.
  ****- Incorporated by reference to the Report on Form 10-KSB for the fiscal year ended September 30, 1996, file number 1-12780.

ITEM 28.  UNDERTAKINGS.

          (a) RULE 415 OFFERINGS.

              The undersigned small business issuer hereby undertakes that it will:

              (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                   (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) RELIANCE UPON RULE 430A UNDER THE SECURITIES ACT.

              The undersigned small business issuer hereby undertakes that it will:

              (1) For determining any liability under the Securities Act of 1933, as amended, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

              (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on January 29, 1997.

                              BOARDWALK CASINO,INC.
                              Registrant


                              By: /s/ FORREST J. WOODWARD
                                  ------------------------------------
                                   Forrest J. Woodward, President and
                                   Chief Operating Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Name                             Title                          Date
     ----                             -----                          ----

/s/ AVIS P. JANSEN         Chairman of the Board of Directors       1/29/97
-------------------------  and Vice President
Avis P. Jansen

/s/ LOUIS J. SPOSATO       Chief Financial Officer,                 1/29/97
-------------------------  Secretary, Treasurer and Director
Louis J. Sposato

/s/ JAMES SCIBELLI         Director                                 1/29/97
-------------------------
James Scibelli

/s/ KEVEN J. PICARDO       Director                                 1/29/97
-------------------------
Keven J. Picardo

/s/ JEFFREY P. JACOBS      Director                                 1/29/97
-------------------------
Jeffrey P. Jacobs

                                  EXHIBIT INDEX


EXHIBIT                                                                PAGE
NUMBER         DESCRIPTION OF EXHIBIT                                 NUMBER

23.2      Consent of Coopers & Lybrand L.L.P. . . . . . . . . . .
27.1      Financial Data Schedule . . . . . . . . . . . . . . . .